                                                                     EXHIBIT 4.5

                     AMENDED AND RESTATED EXCHANGE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

         THIS AMENDED AND RESTATED EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION is entered into as of May 11, 2001 , by and among NORTEL NETWORKS CORPORATION, a Canadian corporation ("Purchaser"), ALTEON WEBSYSTEMS, INC., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Alteon"), CANDLESTICK NETWORKS, INC., a Delaware corporation ("Seller") and each stockholder identified in SCHEDULE 1 (the "Founders"). Capitalized terms used in this Amended and Restated Exchange Agreement and Plan of Reorganization ("this Agreement") and not otherwise defined shall have the meanings given to them on EXHIBIT A. Purchaser, Alteon, Seller and each of the Founders are referred to herein individually as a "Party," and collectively as the "Parties."

                                    RECITALS

         A. The Founders, other stockholders and optionholders of Seller (the "Stockholders") own all of the outstanding capital stock and options of Seller, other than the Alteon Stock, which is owned by Alteon. For the purpose of this Agreement, the Stockholders include all holders of any capital stock of Seller, other than the Alteon Stock, and all holders of any option, convertible debt securities or other right to purchase any shares of capital stock of Seller as of the Effective Date (as defined below). A listing of the Stockholders and their respective holdings of Seller as of the date hereof is set forth in Part 2.3(d) of the Disclosure Schedule.

         B. On September 6, 2000, the Seller and Alteon entered into an exchange agreement (the "Exchange Agreement") largely providing for the matters contemplated in this Agreement.

         C. On October 5, 2000, pursuant to the Agreement and Plan of Merger and Reorganization (the "Alteon Agreement") between Alteon, Darius Corp. and the Purchaser dated July 28, 2000, the Purchaser acquired all of the issued and outstanding capital of Alteon (the "Alteon Acquisition") and, consequently, became the successor and assign of Alteon in accordance with Section 10.12 of the Exchange Agreement.

         D. Certain of the underlying commercial assumptions considered by the Seller and Alteon in the Exchange Agreement and the other Alteon Transactional Agreements have changed or no longer apply. The Parties have agreed to amend and restate the Exchange Agreement by this Agreement in order to provide for certain amendments, deletions, revisions, clarifications and restatements of the matters previously contemplated by the Seller and Alteon in the Alteon Transactional Agreements.

         E. The parties desire that this Agreement and the Transactional Agreements entered into in connection herewith shall amend and supersede all of the Alteon Transactional Agreements and upon consummation of the Merger, each party will release the other parties of any continuing responsibility under the Alteon Transactional Agreements; provided, however, that if the transactions contemplated hereby are not consummated and this Agreement is terminated, the parties shall preserve any remedies and claims they may have under the Alteon Transactional Agreements, but without any liability for failure to perform thereunder from and after April 12, 2001;

         F. It is a condition to Purchaser's obligations under this Agreement that (i) each Founder execute and deliver to Purchaser a Stockholder/Non-Competition Agreement in the form of EXHIBIT B (the "Non-Competition Agreement"), attached hereto; (ii) each Stockholder who is an employee



                                       1.

immediately prior to the Closing Date (other than the Founders) enter into an Employee Stockholder Agreement in the form attached hereto as EXHIBIT C (the "Employee Stockholder Agreement"); and (iii) each holder of Seller Common Stock (as defined in Section 1.3) immediately prior to the Closing Date (each an "Escrow Stockholder") enter into an Escrow Agreement, in the form attached hereto as EXHIBIT D (the "Escrow Agreement").

                                    AGREEMENT

         References made herein to covenants and agreements of the Purchaser are deemed to include those of Alteon, as applicable. Purchaser, Alteon, Seller and each of the Founders, intending to be legally bound, agree as follows:

1.       DESCRIPTION OF TRANSACTION

         1.1 MERGER. Upon and subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Seller shall merge with and into Alteon (the "Merger") at the Effective Time. From and after the Effective Time, the separate corporate existence of Seller shall cease, and Alteon shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the later of: (a) the time at which Alteon files a certificate of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the DGCL in substantially the form attached hereto as EXHIBIT E (the "Certificate of Merger") with the Secretary of State of the State of Delaware or (b) at such other time as is provided in the Certificate of Merger.

         1.2 INTENTIONALLY OMITTED.

         1.3 EFFECT OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, in the event of consummation of the Merger (i) pursuant to Section 1.8, each share of common stock of Seller, par value $0.001 per share ("Seller Common Stock") shall be automatically exchanged for common shares of Purchaser ("Purchaser Common Stock") and (ii) pursuant to Section 1.9, each Seller Option (as defined in
Section 1.9) shall be assumed by Purchaser.

         1.4 ADDITIONAL ACTIONS. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Seller or Alteon, reasonably necessary in order to consummate the Merger.

         1.5 EXCHANGE RATIO. The purchase price per share payable by Purchaser for the Seller Common Stock and the ratio to be used in Section 1.9(b) to calculate the number of Assumed Options shall be based on an exchange ratio that is equal to the quotient of (i) 2,987,655.1 divided by (ii) the Fully-Diluted Capitalization of Seller on the Closing Date (the "Exchange Ratio") rounded to the fifth decimal point. "Fully-Diluted Capitalization" means the sum of (1) the issued and outstanding shares of Seller Common Stock (excluding the Alteon Stock); and (2) the number of shares of Seller Common Stock issuable upon the exercise of all options, warrants, preferred stock or any rights for the issuance of any other type of security (excluding the Alteon Stock) of Seller, whether or not any of the foregoing is disclosed on the Disclosure Schedule.

         1.6 CLOSING.

            (A) The closing of the Merger (the "Closing") shall take place at the offices of Gibson Dunn & Crutcher LLP, 1530 Page Mill Road, Palo Alto, CA 94304 (or at such other place


                                       2.

Purchaser and the Seller may jointly designate) on the second Business Day following satisfaction or waiver of the conditions set forth in Sections 6 and 7 (the "Closing Date").

            (B) At the Closing:

               (I) Seller shall deliver to Purchaser and Alteon the various documents and instruments referred to in Section 6;

               (II) Purchaser shall deliver to Seller the various documents and instruments referred to in Section 7;

               (III) The Seller shall execute and deliver to Purchaser a certificate (the "Closing Certificate") setting forth that (A) each of the representations and warranties made by Seller in this Agreement was accurate in all respects as of the date of this Agreement, (B) each of the representations and warranties made by Seller in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and (D) each of the conditions set forth in Sections 6.2(b), 6.5 and 6.6 has been satisfied in all respects;

               (IV) Alteon shall file the Certificate of Merger with the Secretary of State of the State of Delaware;

               (V) Purchaser, the Escrow Agent, the Agent and all the Escrow Stockholders (other than Stockholders which have perfected dissenter's rights pursuant to Section 262 of the DGCL or under Chapter 13 of the CCC, as applicable) shall have executed and delivered the Escrow Agreement or otherwise become bound thereby to the reasonable satisfaction of Purchaser; and

               (VI) Purchaser shall deposit certificates representing the Escrow Shares with the Escrow Agent in accordance with Section 1.10.

         1.7 INTENTIONALLY OMITTED.

         1.8 CONVERSION OF SHARES.

            (A) Subject to Section 1.11(g), at the Closing Date, by virtue of the Merger and without any action on the part of any Person, each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of fully paid and nonassessable shares of Purchaser Common Stock equal to the Exchange Ratio. The Alteon Stock shall not be converted and, as set forth in Section 1.11(g), no fractional shares shall be issued.

            (B) Each Stockholder shall be entitled to receive, at such time as the Stockholder delivers the certificates representing his, her or its shares of Seller Common Stock ("Seller Stock Certificate") in accordance with Section 1.11, certificates representing shares of Purchaser Common Stock issuable to the Stockholder in the Merger pursuant to Section 1.8(a) ("New Certificates"), less the Escrow Shares deposited into escrow pursuant to Section 1.10 and less any Unvested Shares which shall be retained by Purchaser as set forth in Section 1.8(c).

            (C) If any Seller Common Stock immediately prior to the Merger is unvested or subject to a repurchase option, risk of forfeiture or other condition ("Restricted Seller Stock") under any applicable restricted stock purchase agreement, option exercise notice, or other agreement with Seller (the



                                       3.

"Repurchase Agreements"), then Purchaser Common Stock issued in exchange for such Restricted Seller Stock will also be unvested and/or subject to the same vesting schedule, repurchase option, risk of forfeiture or other condition (except as otherwise modified pursuant to the Transactional Agreements) and, as of the Closing Date, Seller is hereby deemed to have assigned and transferred to Purchaser all such rights under the Repurchase Agreements, and the certificates representing such shares of Purchaser Common Stock may accordingly be marked with appropriate legends (the "Unvested Shares"). Such Unvested Shares shall be held by Purchaser until such shares are no longer subject to repurchase, forfeiture or other condition under any Repurchase Agreement. On a monthly basis on or before the fifteenth (15th) day following the end of each such thirty day period (the first such thirty day period to commence on the Closing Date), Purchaser shall use commercially reasonable efforts to instruct its transfer agent to deliver to each Stockholder a stock certificate representing the whole number of shares of Purchaser Common Stock issued to such Stockholder that are no longer Unvested Shares pursuant to the terms of such Stockholder's Repurchase Agreement.

            (D) Each share of Seller Common Stock, if any, held in Seller's treasury and each share of the Seller's capital stock held by Alteon, including the Alteon Stock, immediately prior to the Effective Time, shall be deemed not to be outstanding and automatically shall be canceled and retired at the Effective Time without payment of any consideration therefor.

            (E) At the Effective Time, the Surviving Corporation shall issue to Purchaser one or more newly issued, fully-paid and non-assessable shares of preferred stock of the Surviving Corporation, having a value equal to that of the shares of Purchaser Common Stock being issued by Purchaser pursuant to this
Section 1.8.

            (F) Each of the Stockholders agrees to waive any right or entitlement to the acceleration or other change in the vesting provisions or other terms of any stock plan, stock purchase, stock option or other agreements or understandings, including, without limitation, the Alteon Transactional Agreements, between the Seller and such Stockholder of any Seller Common Stock owned by such Stockholder. Any rights of the Stockholders with respect to acceleration of vesting shall be as set forth in the Non-Competition Agreement or Employee Stockholder Agreement, as applicable.

            (G) Each share of Alteon capital stock outstanding prior to the Merger shall not be converted or disposed of by Purchaser in connection with the Merger and shall remain outstanding as a share of the Surviving Corporation.

         1.9 EMPLOYEE STOCK OPTIONS.

            (A) At the Closing Date, each stock option then outstanding under Candlestick Networks, Inc. 2000 Stock Option Plan (the "Option Plan"), whether vested or unvested (each a "Seller Option"), shall be assumed by Purchaser ("Assumed Option") in accordance with the terms of this Agreement and the terms (as in effect as of the Effective Date) of the Option Plan and the stock option agreement by which such Seller Option is evidenced. All rights with respect to Seller Common Stock under outstanding Seller Options shall thereupon be converted into rights with respect to Purchaser Common Stock. Effective as of the Effective Time, no new options may be granted under the Option Plan.

            (B) Accordingly, from and after the Closing Date (i) each Assumed Option may be exercised solely for shares of Purchaser Common Stock, (ii) the number of shares of Purchaser Common Stock subject to each Assumed Option shall be equal to the number of shares of Seller Common Stock that were subject to such Assumed Option immediately prior to the Closing Date multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Purchaser Common Stock, (iii)


                                       4.

the per share exercise price for Purchaser Common Stock issuable upon exercise of each Assumed Option shall be determined by dividing the exercise price per share of Purchaser Common Stock subject to such Assumed Option, as in effect immediately prior to the Closing Date, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent, (iv) each Assumed Option qualified as an "incentive stock option" (as defined in Section 422 of the Code) ("ISO") immediately prior to the Closing Date shall remain an ISO except as otherwise required by law, and (v) except as otherwise provided in the Non-Competition Agreement and the Employee Stockholder Agreement, as applicable, all restrictions and vesting provisions on the exercise of each Assumed Option, including the term, exercisability, vesting schedule and other provisions of such Seller Option shall continue in full force and effect; provided, however, that each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Purchaser after the Closing Date.

            (C) Seller and Purchaser shall take all action that may be necessary (under the Option Plan and otherwise) to effectuate the provisions of this
Section 1.9. Within 20 Business Days following the Closing Date, Purchaser will send to each holder of an Assumed Option a written notice setting forth (i) the number of shares of Purchaser Common Stock subject to such Assumed Option and
(ii) the exercise price per share of Purchaser Common Stock issuable upon exercise of such Assumed Option, and (iii) an explanation and calculation of the number of shares of Purchaser Common Stock subject to the Assumed Option.

            (D) From and after the Effective Time, except as otherwise set forth in this Section 1.9, Purchaser and the Surviving Corporation shall comply with the terms of the Option Plan pursuant to which the Options were granted; provided that the board of directors of Purchaser or an authorized committee thereof shall succeed to the authorities and responsibilities of the Seller board of directors or any committee thereof under the Option Plan, and may take all necessary and appropriate action (including amending the Option Plan and making adjustments as provided thereunder) to effect the assumption and conversion of the Options by Purchaser. The adjustments provided in this Section
1.9 with respect to any ISO shall be effected in a manner consistent with
Section 424(a) of the Code.

            (E) Pursuant to Section 5.3, Purchaser shall file, within 60 Business Days of the Closing Date, with the SEC, a registration statement on Form S-8 registering the shares of Purchaser Common Stock issuable upon exercise of the Assumed Options pursuant to this Section 1.9.



                                       5.

         1.10 ESCROW. On the Closing Date, Purchaser will deposit in escrow with the Escrow Agent, on behalf of and in the name of the Stockholders, certificates representing fifteen (15%) percent of the number of whole shares of Purchaser Common Stock, comprised of 15% of the Unvested Shares and 15% of the unrestricted shares of Purchaser Common Stock, that such Stockholders have the right to receive pursuant to the provisions of Section 1.8 (the "Escrow Shares"). Two-thirds of the Escrow Shares so deposited shall be retained by the Escrow Agent, pursuant to the Escrow Agreement, to secure the Stockholders' indemnification and certain other obligations to Purchaser, for a period of 1 year after the Closing Date and shall be available to Purchaser to satisfy claims in accordance with Section 9; provided, however that if an indemnification claim is pending at the expiration of such 1 year period, the Escrow Agent shall retain a number of Escrow Shares required to satisfy such claim(s) until resolution of such claim(s). The remaining one-third of the Escrow Shares so deposited shall be retained by the Escrow Agent, pursuant to the Escrow Agreement, to secure the Stockholders' indemnification obligations pursuant to Section 9.2(a)(vi) for a total of four (4) years after the Closing Date and shall be available to Purchaser in accordance with Section 9; provided, however that if an indemnification claim is pending at the expiration of such 4 year period, the Escrow Agent shall retain a number of Escrow Shares required to satisfy such claim(s) until resolution of such claim(s). Where a Stockholder includes in its deposit of Escrow Shares, Unvested Shares together with other shares of Purchaser Common Stock that are not restricted, the shares deposited that are not restricted shall be used to satisfy claims made pursuant to Section 9, if any, before Unvested Shares are so used. Escrow Shares that are Unvested Shares shall vest on the same vesting schedule as Unvested Shares held outside of escrow. At such time as any Stockholder is entitled to a release of Escrow Shares from escrow any such release by the Escrow Agent shall be in accordance with the terms of the Escrow Agreement.

         1.11 EXCHANGE OF CERTIFICATES.

            (A) As promptly as practicable after the Closing Date, but in any case no later than 15 days thereafter, Purchaser shall send or cause the Transfer Agent to send or cause to be sent to each former holder of record of Seller Common Stock immediately prior to the Closing Date transmittal materials for use in exchanging such Stockholder's Seller Stock Certificates for the consideration set forth in this Article 1; provided, that, the obligations of Purchaser and the Transfer Agent to distribute transmittal materials to any such Stockholder are subject to the Seller having provided Purchaser, prior to Closing, with an accurate name and address for such Stockholder. Purchaser, with consent of the Seller, may satisfy this requirement by delivery to the Surviving Corporation of such transmittal materials. Purchaser shall cause the New Certificates representing Purchaser Common Stock into which each Stockholder's Seller Common Stock are converted at the Closing Date, or any check in respect of dividend distributions which such person shall be entitled to receive pursuant to this Section 1.11, to be delivered to such Stockholder, promptly upon delivery to the Transfer Agent of Seller Stock Certificates representing such Seller Common Stock (or pursuant to Section 1.11(b), a surety bond or other indemnity reasonably satisfactory to Purchaser and the Transfer Agent, if any such certificates are lost, stolen or destroyed) owned by such Stockholder and properly completed transmittal materials in respect thereof.

            (B) From and after the Closing Date, each Stockholder shall have the right to surrender or cause Seller to surrender such Stockholder's Seller Stock Certificate(s) to Purchaser and receive in exchange therefor a New Certificate representing the number of whole shares of Purchaser Common Stock (other than the Escrow Shares and Unvested Shares) into which the Seller Common Stock evidenced by each of the Seller Stock Certificates so surrendered shall have been converted pursuant to the provisions of Section 1.8 and the payment of any dividend distributions which such person shall be entitled to receive pursuant to this Section 1.11. The surrender of Seller Stock Certificates shall be accompanied by duly completed and executed documentation in such form as may be reasonably requested by Purchaser. Purchaser may condition the issuance of Purchaser Common Stock in exchange for Unvested Shares upon the execution in blank by the Stockholder of one or more assignments separate

                                       6.

from Certificate representing the Unvested Shares, which may be used solely to effect the transfer of such shares in the event Purchaser duly exercises its repurchase rights with respect to such Unvested Shares. Until surrendered, each outstanding Seller Stock Certificate shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Purchaser Common Stock into which the Seller Common Stock has been converted based on the Exchange Ratio and the payment of any dividend distributions which such person shall be entitled to receive pursuant to this Section 1.11. From and after the Closing Date, the Stockholders shall cease to have any rights in respect of such Seller Common Stock, and their rights as stockholders shall be solely in respect of the Purchaser Common Stock into which such Seller Common Stock have been converted. From and after the Closing Date, there shall be no further registration of transfers on the records of the Seller of Seller Common Stock outstanding immediately prior to the Closing Date.

            (C) If any shares of Purchaser Common Stock are to be issued in the name of a person other than the person in whose name the Seller Stock Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Seller Common Stock so surrendered shall be transferable and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Purchaser any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Purchaser that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Purchaser nor the Seller shall be liable to a Stockholder for shares of Purchaser Common Stock that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (D) If any Seller Stock Certificate shall have been lost, stolen or destroyed, Purchaser may, in its discretion and as a condition precedent to the issuance of any certificate representing Purchaser Common Stock, require the owner of such lost, stolen or destroyed Seller Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Purchaser may reasonably direct) as indemnity against any claim that may be made against Purchaser or Seller with respect to such Seller Stock Certificate.

            (E) Following the Closing Date, but not more often than once following each 30 day period of continuous service of such Stockholder with Purchaser (commencing on the Closing Date), on or before the fifteenth (15th) day following the end of each such thirty day period, Purchaser shall use commercially reasonable efforts to instruct its transfer agent to deliver to such Stockholder a stock certificate representing the whole number of Purchaser Common Stock issued to such Stockholder that are no longer Unvested Shares pursuant to the terms of such Stockholder's Repurchase Agreement.

            (F) No dividends or other distributions declared or made with respect to Purchaser Common Stock with a record date after the Closing Date shall be paid to the holder of any unsurrendered Seller Stock Certificate with respect to the shares of Purchaser Common Stock represented thereby, until such holder surrenders such Seller Stock Certificate in accordance with this Section
1.11 (at which time such holder shall be entitled to receive all such dividends and distributions).

            (G) No fractional shares of Purchaser Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. The number of shares issuable to any holder of Seller capital stock, shall be rounded down to the nearest whole share (after aggregating all fractional shares of Purchaser Common Stock issuable to such holder).

            (H) Neither Purchaser nor Alteon shall be liable to any holder or former holder of capital stock of Seller for any shares of Purchaser Common Stock (or dividends or distributions with

                                       7.

respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         1.12 INTENTIONALLY OMITTED.

         1.13 TAX TREATMENT.

            (A) For federal income tax purposes, the Parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code and will use reasonable Best Efforts to have it so qualify.

            (B) The Seller, on the one hand, and Purchaser and Alteon, on the other hand, shall execute and deliver to legal counsel to Purchaser certificates, with a copy to the other party hereto, at such time or times as reasonably requested by such legal counsel in connection with its delivery of legal opinions with respect to the transactions contemplated hereby. Prior to the Effective Time, none of the Seller, Purchaser or Alteon shall take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of the representations in such certificates.

            (C) Purchaser, Alteon and the Seller shall each use its best efforts to cause the Merger to qualify, and shall not take any actions prior to the Closing Date that could prevent the Merger from qualifying, as a tax-free reorganization under Section 368(a) of the Code. Purchaser and Alteon covenant and agree not to (i) take any action (or to cause the Surviving Corporation or any Affiliate of Purchaser or Alteon to take any action), and (ii) fail to take any action (or to cause the Surviving Corporation or any Affiliates of Purchaser or Alteon to fail to take any action), which if taken or not taken after the Closing Date, as the case may be (excluding in each case any action or failure to take any action that is contemplated by this Agreement), reasonably could be anticipated to cause the transactions contemplated by this Agreement to fail to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code.

         1.14 DIRECTORS AND OFFICERS. The directors and officers of Alteon at the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's or officer's successor is duly elected or appointed and qualified.

         1.15 ARTICLES OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Alteon in effect at the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with Applicable Law. The Bylaws of Alteon in effect at the Effective Time shall continue to be the Bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

         1.16 DISSENTERS' RIGHTS. Holders of shares of Seller Common Stock shall be entitled to appraisal rights only to the extent required by the provisions of
Section 262 of the DGCL and (if the Seller is subject to Section 2115 of the California Corporations Code (the "CCC")) such rights as may be granted to such holder under Chapter 13 of the CCC, and only to the extent any person asserting appraisal rights complies with the provisions of the DGCL (or the CCC, if applicable). Neither the Seller nor the Surviving Corporation shall, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any holder of Seller Common Stock asserting appraisal rights shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Seller Common Stock held by such person shall thereupon be treated as though


                                       8.

such Seller Common Stock had been converted into the Purchaser Common Stock pursuant to Section 1.8.

2.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants, to and for the benefit of the Indemnitees, except as set forth on the Disclosure Schedule, as follows:

         2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

            (A) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority:

               (I) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted;

               (II) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and

               (III) to perform its obligations under all Seller Contracts.

            (B) Seller has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Candlestick Networks, Inc."

            (C) Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than California. Seller is in good standing as a foreign corporation in California.

            (D) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of Seller's board of directors and (ii) the names and titles of Seller's officers.

            (E) Neither Seller nor any of its stockholders has ever approved, or commenced any Proceeding or made any election contemplating, the dissolution or liquidation of Seller or the winding up or cessation of Seller's business or affairs.

            (F) Seller has no subsidiaries, and Seller has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

         2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS.

            (A) Seller has delivered to Purchaser accurate and complete copies of:

               (I) Seller's certificate of incorporation and bylaws (or similar governing documents), including all amendments thereto;

               (II) the stock records of Seller; and

               (III) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Seller, the board of directors of Seller and all committees of the board of directors of Seller.



                                       9.

There have been no meetings or other proceedings of the stockholders of Seller, the board of directors of Seller or any committee of the board of directors of Seller that are not fully reflected in such minutes or other records.

            (B) There has not been any violation of any of the provisions of Seller's certificate of incorporation or bylaws (or similar governing documents) or of any resolution adopted by the Stockholders, Seller's board of directors or any committee of Seller's board of directors, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

         2.3 CAPITALIZATION, ETC.

            (A) The authorized capital stock of Seller consists of:

               (I) eleven million (11,000,000) shares of Seller Common Stock,
(A) five million three hundred forty-eight thousand seven hundred twenty-one (5,348,721) shares of which are issued and outstanding (including 526,500 shares of Seller Common Stock issued upon early exercise of outstanding Options under the Option Plan), with all such Seller Common Stock issued pursuant to a form of Repurchase Agreement (including any amendments thereto) that has been provided to Purchaser; (B) five million one hundred seventy-seven thousand seven hundred seventy-nine (5,177,779) shares of which are reserved for issuance under the Option Plan, of which options to purchase 5,003,335 shares have been granted (including 526,500 shares of Restricted Seller Stock (included above) that have been issued upon early exercise of outstanding Options under the Option Plan) and 174,444 shares remain available for future grant; and (C) one million (1,000,000) shares of which are reserved for issuance in connection with the conversion of the Alteon Stock; and

               (II) one million (1,000,000) shares of convertible preferred stock, representing the Alteon Stock, having a par value of $0.001 per share, of which all such shares are issued and outstanding; and

               (III) no shares of Seller's capital stock are held in the treasury of Seller.

            (B) To the best of Seller's Knowledge, the Stockholders have, and Purchaser will acquire at the Closing, good and valid title to all of the shares of capital stock or other securities of the Seller held by the Stockholders free and clear of any Encumbrances.

            (C) All of the shares of capital stock or other securities of the Seller held by the Stockholders (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements. All shares of Seller Common Stock that may be issued upon exercise of Options and warrants have been duly authorized and will be, upon issuance in accordance with the terms of the Options and warrants, validly issued, fully paid and non-assessable and except as set forth in Part 2.3(c) of the Disclosure Schedule, free of all preemptive rights.

            (D) Part 2.3(d) of the Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of: (i) all Stockholders, indicating the number of shares of Seller Common Stock or preferred stock held by each Stockholder and the vesting schedule for any shares subject to repurchase by Seller; (ii) all holders of options, including the number of shares of Seller Common Stock subject to each option, the exercise price, the vesting schedule and any other material terms thereof; (iii) all holders of warrants to purchase capital stock of the Company, (iv) all stock or equity-related plans of the Seller,


                                       10.

including the Option Plan; and (v) all related loans, promissory notes and other evidence of indebtedness of any Stockholder to the Seller.

            (E) Except as set forth in this Agreement or disclosed in Part 2.3(e) of the Disclosure Schedule, there is not any:

               (I) outstanding shares of capital stock or other voting securities of Seller;

               (II) outstanding subscription, option, call, warrant, phantom stock or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Seller;

               (III) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Seller;

               (IV) Contract under which Seller is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities;

               (V) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Seller;

               (VI) outstanding rights or obligations of the Seller to repurchase, redeem or otherwise acquire any Seller securities; or

               (VII) stockholder agreements, voting trusts or others agreements or understandings to which the Seller is party or by which it is bound relating to the voting or registration of any capital stock of the Seller.

            (F) Except as set forth in Part 2.3(f) of the Disclosure Schedule, no stock plan, stock purchase, stock option or other agreement or understanding between Seller and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of
(i) any Acquisition, merger, consolidated sale of stock or assets, change in control or any other transaction(s) by Seller, including, without limitation, the Merger or the transactions contemplated by the Alteon Agreement; or (ii) termination of employment or change in employment duties, responsibilities, job location or job title (collectively, "Vesting Acceleration").

            (G) Except as set forth in Part 2.3(g) of the Disclosure Schedule, all options granted to employees as ISOs within the meaning of the Code were (i) granted with an exercise price equal to not less than the fair market value of the Seller Common Stock on the date of grant and (ii) all ISOs granted to persons owning more than ten percent of the total combined voting power of the capital stock of the Seller were granted at an exercise price equal to not less than one hundred and ten percent of the fair market value of the Seller Common Stock on the date of grant.

            (H) Each of the Stockholders set forth in Part 2.3(h) of the Disclosure Schedule has timely filed an election pursuant to Section 83(b) of the Code in connection with the early exercise of such Seller Options in exchange for Seller Common Stock. Part 2.3(h) of the Disclosure Schedule sets forth the number of shares of Seller Common Stock for which such an 83(b) election was made by each Stockholder, as well as the date each such election was made.



                                       11.

         2.4 FINANCIAL STATEMENTS. The Seller's unaudited financial statements referred to in Section 4.8 (the "Seller Financial Statements") shall, when provided to Purchaser at the Closing Date, present fairly the financial position of Seller as of the respective dates thereof and shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except that any unaudited financial statements contained in the Seller Financial Statements shall not contain footnotes and are subject to normal and recurring year-end audit adjustments, which, to the best Knowledge of Seller, will not, individually or in the aggregate, be material in magnitude).

         2.5 TITLE TO ASSETS.

            (A) Seller owns, and has good, valid and marketable title to, all assets purported to be owned by it. Except as set forth in Part 2.5 of the Disclosure Schedule, all of such assets are owned by Seller free and clear of any Encumbrances.

            (B) Part 2.5 of the Disclosure Schedule identifies all assets that are being leased, rented, loaned, bailed or licensed to Seller.

         2.6 EQUIPMENT. All material items of equipment and other tangible assets owned by or leased to Seller are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of Seller's business in the manner in which such business is currently being conducted.

         2.7 REAL PROPERTY. Seller does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.7 of the Disclosure Schedule.

         2.8 PROPRIETARY ASSETS.

            (A) Part 2.8 of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by Seller ("Seller Proprietary Asset") and registered with any Governmental Body or for which an application has been filed with any Governmental Body: (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.8 of the Disclosure Schedule identifies and provides a brief description of all other material unregistered copyrights, trademarks, service marks and other material intellectual property rights owned by Seller.
Part 2.8 of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to Seller by any Person, and identifies the license agreement under which such Proprietary Asset is being licensed to Seller. Seller has good, valid and marketable title to all Seller Proprietary Assets identified in Part 2.8 of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.8 of the Disclosure Schedule. Seller is not obligated to make any payment to any Person for the use of any Seller Proprietary Asset. Seller has not developed jointly with any other Person any Seller Proprietary Asset with respect to which such other Person has any rights.

            (B) Seller has used its Best Efforts to employ measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Seller Proprietary Assets. Seller has not (other than to employees) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of any Seller Proprietary Asset, including, without limitation: (i) the source code, or any portion or aspect of the source code, of any Seller Proprietary Asset or (ii) the object code, or any portion or aspect of the object code, of any Seller Proprietary Asset.


                                       12.

            (C) No Seller Proprietary Asset currently infringes or conflicts with any Proprietary Asset owned or used by any other Person. Seller is not infringing, misappropriating or making any unlawful use of, and Seller has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best Knowledge of Seller, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Seller Proprietary Asset.

            (D) (i) Each Seller Proprietary Asset conforms in all material respects with any specification or documentation with respect thereto; and (ii) Seller has not received any notice or other communication (in writing or, to the Knowledge of Seller, otherwise) of any claim by any customer or other Person alleging that any Seller Proprietary Asset does not conform in all material respects with any such specification or documentation, and, to the best Knowledge of Seller, there is no basis for any such claim.

            (E) Except as set forth in Part 2.8 of the Disclosure Schedule, the Seller Proprietary Assets constitute all the Proprietary Assets necessary to enable Seller to conduct its business in the manner in which such business is being conducted as of the date of this Agreement. (i) Seller has not licensed any Seller Proprietary Asset to any Person on an exclusive basis and (ii) Seller has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

            (F) All current and former employees have executed and delivered to Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage other than as permitted by the Employee Stockholder Agreement) that is substantially identical to the form of the Candlestick Networks, Inc. Information and Inventions Agreement between Seller and each employee previously made available to Purchaser that contains provisions relating to such employee's nonuse and nondisclosure of confidential information and assignment of inventions ("Employment Agreement").

         2.9 CONTRACTS.

            (A) Part 2.9 of the Disclosure Schedule identifies each Seller Contract, except for any Excluded Contract. Seller has delivered to Purchaser accurate and complete copies of all Seller Contracts identified in Part 2.9 of the Disclosure Schedule, including all amendments thereto.

            (B) Each Seller Contract is valid and in full force and effect, and is enforceable by Seller in accordance with its terms.

            (C) Except as set forth in Part 2.9 of the Disclosure Schedule:

               (I) no Person has violated or breached, or declared or committed any default under, any Seller Contract, except for immaterial violations, breaches or defaults which do not in the aggregate result in a Material Adverse Effect;

               (II) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a material violation or breach of any of the provisions of any Seller Contract,
(B) give any Person the right to declare a material default or exercise any remedy under any Seller Contract, (C) give any Person the right to accelerate the maturity or performance of any material portion of any Seller Contract, or
(D) give any Person the right to cancel, terminate or materially modify any Seller Contract;


                                       13.

               (III) Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Seller Contract; and

               (IV) Seller has not waived any of its rights under any Seller Contract.

            (D) Except as set forth in Part 2.9 of the Disclosure Schedule:

               (I) Seller has never guaranteed or otherwise agreed to cause, insure or become liable for, and Seller has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

               (II) Seller has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

            (E) The performance of the Seller Contracts will not result in any violation of or failure to comply with any Legal Requirement.

            (F) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to Seller under any Seller Contract or any other term or provision of any Seller Contract.

            (G) The Contracts identified in Part 2.9 of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the Contracts necessary to enable Seller to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

         2.10 LIABILITIES. Seller has no Liabilities, except for: (i) current liabilities identified as such in Part 2.10 of the Disclosure Schedule or the Seller Financial Statements, and (ii) Seller's obligations under the Contracts listed in Part 2.9 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts, and (iii) current liabilities incurred in the Ordinary Course of Business which (x) have not been, either individually or in the aggregate, materially adverse and (y) in the aggregate are less than $10,000.

         2.11 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part
2.11 of the Disclosure Schedule or as would not have a Material Adverse Effect:
(i) Seller is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, (ii) Seller has at all times been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets and (iii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement.

         2.12 GOVERNMENTAL AUTHORIZATIONS. Part 2.12 of the Disclosure Schedule identifies each material Governmental Authorization held by Seller, and Seller has made available to Purchaser accurate and complete copies of all Governmental Authorizations identified in Part 2.12 of the Disclosure Schedule. To the best Knowledge of Seller, the Governmental Authorizations identified in Part 2.12 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable Seller to conduct its business in the manner in which its business is currently being conducted where failure to obtain such Government Authorization would have a Material


                                       14.

Adverse Effect. Seller is, and at all times since inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.12 of the Disclosure Schedule. Since inception, Seller has not received any notice or other communication (in writing) from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.13 TAX MATTERS.

            (A) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by Seller (whether pursuant to any Tax Return or otherwise) to the extent that the same is due has been duly paid in full and on a timely basis, except as would not have a Material Adverse Effect. Any Tax required to have been withheld or collected by Seller has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body, except as would not have a Material Adverse Effect.

            (B) All Tax Returns required to be filed by or on behalf of Seller with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("Seller Returns") (i) have been or will be filed when due and (ii) have been, or will be when filed, accurately and completely prepared in material compliance with all applicable Legal Requirements, except as would not have a Material Adverse Effect.

            (C) Except as set forth in Part 2.13 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to Seller in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Seller. Seller has never entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Seller has never been, and Seller will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (D) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Seller that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Seller is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.14 EMPLOYEE AND LABOR MATTERS.

            (A) Seller is not a party to or bound by, and has never been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

            (B) The employment of each employee is terminable by Seller at will without payment of severance or any other type of cash or equity compensation or any other obligation by Seller, except as otherwise vested as of the Termination Date. Seller has delivered to Purchaser accurate and complete copies of any employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of current and former employees.



                                       15.

            (C) To the best Knowledge of Seller: (i) no employee intends to terminate his employment with Seller and no employee has any employment related claim, dispute or controversy with respect to such employee's employment by Seller, (ii) no employee has received an offer to join a business that may be competitive with Seller's business and (iii) no employee is a party to or is bound by (A) any non-competition agreement or non-solicitation agreement or (B) any confidentiality agreement or other Contract (with any Person) that may have a Material Adverse Effect on (1) the performance by such employee of any of his duties or responsibilities as an employee or (2) Seller's business or operations, including development of the Product.

            (D) Part 2.14 of the Disclosure Schedule contains a list of the salary grades of all salaried employees, and the number of employees in each such grade, as of the date of this Agreement, and correctly reflects, in all material respects, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements) and their positions. Seller is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters, and, except as set forth in
Part 2.9(a) of the Disclosure Schedule, no such Contract violates any previous agreement to which any employee was a party prior to such employee's employment by Seller.

            (E) To the Knowledge of Seller, no employee is obligated under any Contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his duties to Seller or that would conflict with Seller's business as presently proposed to be conducted, including as set forth in the Transactional Agreements. Each former and current employee, officer and consultant of Seller has executed an Employment Agreement in the form previously provided to Purchaser. To the Knowledge of Seller, it is not using nor will it be necessary to use any inventions, trade secrets or proprietary information that any employee made prior to their employment by Seller, except for inventions, trade secrets or proprietary information that have been licensed to Seller and which are disclosed in the Disclosure Schedule.

            (F) Neither the execution nor delivery of this Agreement or the Transactional Agreements, nor the carrying on of Seller's business by the employees, nor the conduct of Seller's business as presently proposed, including as set forth in the Transactional Agreements, will, to Seller's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated which will have a Material Adverse Effect on Seller.

         2.15 BENEFIT PLANS; ERISA.

            (A) Part 2.15 of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by Seller for the benefit of any employee, except for Plans which would not require Seller to make payments or provide benefits having a value in excess of $10,000 in the aggregate.

            (B) Seller does not maintain, sponsor or contribute to, and, to the best of the Knowledge of Seller, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from


                                       16.

coverage under specific Titles of ERISA) for the benefit of current or former employees (a "Pension Plan").

            (C) Seller maintains, sponsors or contributes to only those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles of ERISA) for the benefit of employees or former employees which are described in Part 2.15 of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

            (D) With respect to each Plan, Seller has made available to
Purchaser:

               (I) an accurate and complete copy of such Plan (including all amendments thereto);

               (II) an accurate and complete copy of the most recent summary plan description, together with each modification, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

               (III) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; and

               (IV) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements.

            (E) Seller is not required to be and, to the best of the Knowledge of Seller, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or
(o) of the Code. Seller has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best Knowledge of Seller, Seller has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

            (F) Seller does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any employee.

            (G) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the unaudited interim balance sheet, and (iii) benefits the full cost of which are borne by current or former employees (or the employees' beneficiaries)).

            (H) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.


                                       17.

            (I) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including without limitation ERISA and the Code.

            (J) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of Seller (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

         2.16 ENVIRONMENTAL MATTERS. Seller is in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by Seller of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Seller has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Seller is not in compliance with any Environmental Law. To the best of the Knowledge of Seller, no current or prior owner of any property leased or controlled by Seller has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Seller is not in compliance with any Environmental Law. All Governmental Authorizations currently held by Seller pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern (as defined below), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies owned or maintained by Seller and identifies any material claims made thereunder, and Seller has made available to Purchaser accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. To the best Knowledge of Seller, each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since inception, Seller has not received any notice or other communication (in writing) regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.18 RELATED PARTY TRANSACTIONS. Except for Permitted Transactions or as set forth in Part 2.18 of the Disclosure Schedule:

            (A) no Related Party has, and no Related Party has at any time had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of Seller;

            (B) no Related Party is, or has at any time been, indebted to Seller;

            (C) no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving Seller;



                                       18.

            (D) no Related Party is competing, or has at any time competed, directly or indirectly, with Seller in any market served by Seller;

            (E) no Related Party has any claim or right against Seller; and

            (F) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against Seller.

         2.19 CERTAIN PAYMENTS, ETC. To its Knowledge, neither Seller nor any officer, employee, agent or other Person associated with or acting for or on behalf of Seller, has at any time, directly or indirectly:

            (A) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

            (B) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of Seller;

            (C) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

            (D) performed any favor or given any gift which was not deductible for federal income tax purposes;

            (E) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business or (ii) any other special concession; or

            (F) agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (e) above.

         2.20 PROCEEDINGS; ORDERS.

            (A) Except as set forth in Part 2.20 of the Disclosure Schedule, there is no pending Proceeding, and to the Knowledge of Seller no Person has threatened to commence any Proceeding:

               (I) that involves Seller or that otherwise relates to or might affect Seller's business or any of the assets owned or used by Seller (whether or not Seller is named as a party thereto); or

               (II) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

Except as set forth in Part 2.20 of the Disclosure Schedule, to Seller's Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.


                                       19.

            (B) Except as set forth in Part 2.20 of the Disclosure Schedule, no Proceeding has ever been commenced by or against Seller; and no Proceeding otherwise involving or relating to Seller has been pending or to the Knowledge of Seller threatened at any time.

            (C) Seller has delivered to Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which Seller has access that relate to the Proceedings identified in Part 2.20 of the Disclosure Schedule.

            (D) There is no Order to which Seller, or any of the assets owned or used by Seller, is subject; and none of the Stockholders is subject to any Order that relates to Seller's business or to any of the assets owned or used by Seller.

            (E) To the best Knowledge of Seller, no officer or employee is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to Seller's business as currently being conducted or intended to be conducted.

            (F) There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on Seller's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of Seller or any of the Stockholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

            (G) There is no Proceeding pending, and to the Knowledge of Seller, no Person has threatened to commence any Proceeding, that may have a Material Adverse Effect on the ability of any Stockholder to comply with or perform any of such Stockholder's covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         2.21 AUTHORITY; BINDING NATURE OF AGREEMENTS. Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller and its Stockholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions contemplated therein, will directly or indirectly (with or without notice or lapse of time):

            (A) contravene, conflict with or result in a violation of (i) any of the provisions of Seller's certificate of incorporation or bylaws (or similar governing documents) or (ii) any resolution adopted by Seller's stockholders, Seller's board of directors or any committee of Seller's board of directors;

            (B) contravene, conflict with or result in a material violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller or any of the Stockholders, or any of the assets owned or used by Seller, is subject;



                                       20.

            (C) cause Seller, Purchaser or any affiliate of Purchaser to become subject to, or to become liable for the payment of, any Tax (other than Taxes due upon sale by the Stockholders of the Purchaser Common Stock);

            (D) cause any of the assets owned or used by Seller to be reassessed or revalued by any taxing authority or other Governmental Body;

            (E) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or any of its employees or that otherwise relates to Seller's business or to any of the assets owned or used by Seller;

            (F) contravene, conflict with or result in a material violation or breach of, or result in a default under, any provision of any Seller Contract;

            (G) give any Person the right to (i) declare a material default or exercise any remedy under any Seller Contract, (ii) accelerate the maturity or performance of any Seller Contract or (iii) cancel, terminate or modify any Seller Contract;

            (H) contravene, conflict with or result in a material violation or breach of or a material default under any provision of, or give any Person the right to declare a default under, any Contract to which any of the Stockholders is a party or by which any of the Stockholders is bound; or

            (I) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Seller.

         Except as set forth in Part 2.22 of the Disclosure Schedule, neither Seller nor any of the Stockholders was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.23 NO BROKERS. Seller has not agreed or become obligated to pay, or taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.24 TAX TREATMENT. Neither the Seller nor any of its Affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

         2.25 FULL DISCLOSURE.

            (A) None of the Transactional Agreements contains or will contain any untrue statement of a material fact; and none of the Transactional Agreements omits or will omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

            (B) All of the information set forth in the Disclosure Schedule, and all other information regarding Seller and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to Purchaser or any of its Representatives by or on behalf of Seller or any of Seller's Representatives, is accurate and complete in all material


                                       21.

respects; provided, however, that neither Seller nor any Stockholder makes any warranty that any financial projections will be achieved.

            (C) Seller has provided Purchaser and Purchaser's Representatives with full and complete access to all records and other documents and data of Seller as requested by Purchaser.

         2.A. REPRESENTATIONS AND WARRANTIES OF FOUNDERS. Each of the Founders hereby represents and warrants, severally and not jointly, to and for the benefit of the Indemnitees, as follows:

            (A) Power and Capacity; Authorization. The Founder has the necessary power and authority to execute and deliver this Agreement and the other Transactional Agreements to which he is a party, to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby. No other acts or proceedings on the part of the Founder are necessary to authorize this Agreement or the other Transactional Agreements or the consummation of the transactions contemplated hereby. This Agreement has been executed and delivered by the Founder and constitutes a legal and binding agreement enforceable against the Founder in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

            (B) No Conflicts. The execution, delivery and performance of this Agreement and the other Transactional Agreements by the Founder will not (a) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree by which the Founder is bound or (b) conflict with or result in a material breach of or default under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which the Founder is a party or by which the Founder is bound, which conflict, breach or default would have a Material Adverse Effect on the ability of the Founder to perform his obligations under this Agreement or the other Transactional Agreements.

            (C) Ownership of Stock. The Founder is the lawful owner, of record and beneficially, of the number of outstanding securities of the Company set forth in Part 2.3(d) of the Disclosure Schedule, free and clear of all liens, encumbrances, restrictions and claims of every kind. Such securities are the only shares of the capital stock of Seller held, directly or indirectly, by the Founder and the Founder does not own any options, warrants, convertible debt securities or other rights to purchase shares of Seller Common Stock or any other securities of Seller. The Founder has the right to vote all of the shares at any meeting of the stockholders of Seller or by written consent in lieu of any such meeting. The Founder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the shares that is now in force.

            (D) Proceedings. There is no Proceeding by or before any Governmental Body pending or, to the Knowledge of the Founder, threatened against the Founder that challenges or would challenge the execution and delivery of the Transactional Agreements or of any other agreement, document or instrument referred to or contemplated by the Transactional Agreements to which the Founder is or is to become a party or the taking of any of the actions required to be taken by the Founder under the Transactional Agreements or under any other agreement, document or instrument referred to in or contemplated by the Transactional Agreements to which the Founder is or is to become a party. To the Knowledge of Founder, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any Proceeding.

            (E) The Founder has never, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against him, any bankruptcy petition or similar filing, (iii) suffered the


                                       22.

attachment or other judicial seizure of all or a substantial portion of his assets, (iv) admitted in writing his inability to pay his debts as they become due or (v) taken or been the subject of any action that may have a Material Adverse Effect on the Founder's ability to comply with or perform any of such Founder's covenants or obligations under any of the Transactional Agreements.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ALTEON

         Purchaser and Alteon each represent and warrant, to and for the benefit of the Founders, as follows:

         3.1 ACQUISITION OF SHARES. Purchaser is not acquiring the capital stock of Seller with the current intention of making a public distribution thereof.

         3.2 AUTHORITY; BINDING NATURE OF AGREEMENT.

            (A) Each of the Purchaser and Alteon has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

            (B) the execution, delivery and performance of this Agreement by each of the Purchaser and Alteon were each duly authorized by all necessary action on the part of Purchaser and Alteon, respectively, and their respective boards of directors; and

            (C) this Agreement constitutes the legal, valid and binding obligations of Purchaser and Alteon, enforceable against Purchaser and Alteon in accordance with its terms.

         3.3 BROKERS. Neither Purchaser nor Alteon has agreed or become obligated to pay, and neither one has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         3.4 VALID ISSUANCE. Subject to Section 1.11(d), Purchaser Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

         3.5 DUE ORGANIZATION.

            (A) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Canada and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used and to perform its obligations under any contract.

            (B) Alteon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used and to perform its obligations under any contract. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of the Certificate of Incorporation or Bylaws of Alteon.

         3.6 SEC DOCUMENTS. As of the time Purchaser filed each report or registration statement, on a form other than Form S-8 (a "Purchaser Filing"), with the SEC (or, if amended or superseded by a


                                       23.

filing prior to the Effective Date, then on the date of such filing): (i) each Purchaser Filing complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and
(ii) no Purchaser Filing contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except any inaccuracy that would not have a Material Adverse Effect on Purchaser.

         3.7 TAX TREATMENT. None of Purchaser, Alteon or any Affiliate of Purchaser or Alteon has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

4.       PRE-CLOSING COVENANTS OF SELLER AND FOUNDERS

         4.1 ACCESS AND INVESTIGATION. Seller shall ensure that, at all times during the Pre-Closing Period:

            (A) Seller and its Representatives provide Purchaser and its Representatives with free and complete access, upon reasonable request during normal business hours, to Seller's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers, all personnel files of current employees and such financial and operating data and other documents and information with respect to the business and properties of the Seller as Purchaser may from time to time reasonably request;

            (B) Seller and its Representatives provide Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to Seller as Purchaser may reasonably request in good faith; and

            (C) Seller and its Representatives compile and provide Purchaser and its Representatives with such additional financial, operating and other data and information regarding Seller as Purchaser may reasonably request in good faith.

         4.2 OPERATION OF BUSINESS. Unless Seller obtains the prior written consent of Purchaser (which consent shall not be unreasonably withheld), during the Pre-Closing Period:

            (A) Seller shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (B) Seller shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Seller;

            (C) Seller shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule in effect as of the date of this Agreement;

            (D) Seller shall cause its officers to report regularly (but in no event less frequently than monthly) to Purchaser concerning the status of Seller's business;

            (E) Seller shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise


                                       24.

reacquire any shares of capital stock or other securities, other than repurchases of Common Stock at cost from terminated employees or other service providers;

            (F) Except as otherwise disclosed in Part 2.3(d) of the Disclosure Schedule, Seller shall not sell, issue, commit to issue or authorize the issuance of (a) any capital stock or other security, (b) any option or right to acquire any capital stock or other security or (c) any instrument convertible into or exchangeable for any capital stock or other security (except that Seller, with Purchasers prior written permission, shall be permitted (i) to grant Seller Options to new employees hired after the date hereof, and (ii) to issue Seller Common Stock to employees, upon the exercise of outstanding Seller Options); provided, that no Seller Option or agreement with any holder of Seller Common Stock shall contain any Vesting Acceleration except as agreed to by Purchaser;

            (G) Seller shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its Plans or (ii) any provision of any agreement evidencing any outstanding Seller Option; provided, that no Seller Option or agreement with any holder of Seller Common Stock may contain any Vesting Acceleration except as agreed to by Purchaser, and any Seller Option or purchase agreement for Seller Common Stock will be in a form, including the vesting schedule, approved by Purchaser.

            (H) Neither Seller nor any of the Stockholders shall amend or permit the adoption of any amendment to Seller's certificate of incorporation or bylaws (or similar governing documents), or effect or permit Seller to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction ;

            (I) Seller shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (J) Other than within the Ordinary Course of Business, Seller shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by Seller pursuant to Contracts that are not material Contracts;

            (K) Other than the Permitted Transactions, Seller shall not (i) lend money to any Person (except that Seller may make routine travel advances to employees in the Ordinary Course of Business) or (ii) incur or guarantee any indebtedness for borrowed money;

            (L) Seller shall not change any of its methods of accounting or accounting practices in any material respect;

            (M) Seller shall not file any Tax Return or make any Tax election;

            (N) Seller shall not settle any material Proceeding in which it is a defendant in excess of $50,000 in the aggregate.

            (O) Seller shall not provide any holder of its equity securities or rights to purchase its equity securities with Vesting Acceleration (as defined in Part 2.3(f)) unless approved by Purchaser;

            (P) Seller shall not make any capital expenditure in excess of $15,000 individually, or $50,000 in the aggregate;



                                       25.

            (Q) Seller shall not enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such material Contract of Seller;

            (R) Seller shall not (x) establish, adopt or amend any Employee Benefit Plan, (y) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees or (z) hire any new employee whose aggregate annual compensation is expected to exceed the salary grade, as set forth in Part 2.14(d), by 20%, other than the Permitted Transactions;

            (S) Seller shall not have outstanding or incur any direct or contingent liabilities or lease obligations or become liable for the liabilities of others, other than Permitted Indebtedness;

            (T) Seller shall not create, assume or allow any mortgage, lien (including judicial liens), deed of trust, charge, pledge, security interest or other encumbrance (collectively, "Liens") on property Seller now or later owns;

            (U) Seller shall not agree or commit to take any of the actions described in clauses (e) through (t) above.

         4.3 FILINGS AND CONSENTS. Seller shall ensure that:

            (A) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by Seller or any of the Stockholders in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 2.22 of the Disclosure Schedule and any filings required under the HSR Act) is made or given within the time periods legally required after the date of this Agreement;

            (B) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by Seller or any of the Stockholders in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part
2.22 of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

            (C) Seller promptly delivers to Purchaser a copy of each filing made, each notice given and each Consent obtained by Seller or any Stockholder during the Pre-Closing Period; and

            (D) during the Pre-Closing Period, Seller and its Representatives cooperate with Purchaser and with Purchaser's Representatives, and prepare and make available such documents and take such other actions as Purchaser may reasonably request in good faith, in connection with any filing, notice or Consent that Purchaser is required or elects to make, give or obtain.

         4.4 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

            (A) During the Pre-Closing Period, Seller shall promptly notify Purchaser in writing of:



                                       26.

               (I) the discovery by Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by Seller or any of the Founders in this Agreement;

               (II) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material Breach of any representation or warranty made by Seller or any of the Founders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (III) any Breach of any covenant or obligation of Seller or any of the Founders; and

               (IV) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

         (B) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.4(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Seller and the Founders shall promptly deliver to Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Seller or any of the Stockholders in this Agreement or at the Closing except where such update or updates, individually or in the aggregate, would not have or could not reasonably be expected to have a Material Adverse Effect (ii) determining whether any of the conditions set forth in Section 6 has been satisfied or (iii) for the purpose of liability under Section 9.

         4.5 PAYMENT OF INDEBTEDNESS BY RELATED PARTIES. Seller shall cause all indebtedness and other Liabilities of each Related Party to Seller (including any such indebtedness or other Liability identified in Part 2.10 of the Disclosure Schedule) to be discharged and paid in full prior to the Closing, other than indebtedness arising from Permitted Transactions.

         4.6 BEST EFFORTS. During the Pre-Closing Period, Seller shall use its Best Efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis.

         4.7 CONFIDENTIALITY. Seller and each of the Founders shall ensure that, during the Pre-Closing Period:

            (A) Seller and its Representatives shall keep strictly confidential the existence and terms of this Agreement;

            (B) neither Seller nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of Seller's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions, except to the extent permitted under Section 10.6(a); and

            (C) if Seller is required by law to make any disclosure regarding the Transactions, Seller advises Purchaser, at least 5 Business Days before making such disclosure, of the nature and content of the intended disclosure.



                                       27.

         Notwithstanding the foregoing, the Seller may disclose the existence of this Agreement but not the terms of this Agreement or the transactions contemplated hereby with its employees and prospective candidates for employment.

         4.8 UNUDITED FINANCIAL STATEMENTS. Seller and the Founders shall ensure that the unaudited balance sheet of Seller as of the Closing Date, and the related unaudited statements of operations and changes in stockholders' equity and cash flows of Seller for the period from inception through the Closing Date, together with the notes thereto and the unqualified report and opinion relating thereto of Seller's independent accountant, are provided to Purchaser.

         4.9 STOCKHOLDER APPROVAL. To the extent required, the Seller shall take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of the stockholders as promptly as practicable following the receipt of a permit under Section 25121 of the CCC from the California Commissioner of Corporation (the "California Commissioner") to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby or solicit its stockholders' written consent as promptly as practicable to consider and vote upon or consent to the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Seller's Certificate of Incorporation and Bylaws. Seller shall cooperate with Purchaser to prepare an Information Statement, which will comply in all material respects with Regulation D under the Securities Act (the "Information Statement"). The Information Statement shall include the unanimous recommendation of the Seller Board in favor of the Merger and this Agreement.

         4.10 ASSUMED OPTIONS PERMITTED UNDER OPTION PLAN. Seller and the Founders shall ensure that all holders of any option, convertible debt securities or other right to purchase any shares of capital stock of Seller enter into an agreement whereby the same can be assumed by Purchaser pursuant to
Section 1.9. as of the Closing Date.

         4.11 EXEMPTION FROM GOLDEN PARACHUTE TREATMENT. The Seller shall take the necessary steps to qualify for the exemption in Section 280G(b)(5)(A)(ii) of the Code with respect to any and all payments that might otherwise be characterized as excess parachute payments under Section 280G of the Code. Such steps shall include (i) satisfying the requirements set forth in Section 280G(b)(5)(B) of the Code for adequate disclosure to all Stockholders eligible to vote; (ii) obtaining a Stockholder vote; and (iii) taking all measures to subject the making of any such payments to the outcome of such Stockholder vote.

         4.12 EMPLOYEE STOCKHOLDER AGREEMENTS. The Seller and the Founders shall use commercially reasonable efforts to cause each of the Stockholders (other than the Founders) to execute and deliver to Purchaser the Employee Stockholder Agreement in substantially the form attached hereto as Exhibit C.

         4.13 AFFILIATES. The Seller shall obtain from all Affiliates of Seller listed in Part 4.13 of the Disclosure Schedule and from any person who may be deemed to have become a Affiliate of Seller, after the date of this Agreement and on or prior to the Effective Time, an executed letter agreement substantially in the form of Exhibit I as soon as practicable.

         4.14 SELLER COMPENSATION AND BENEFIT PLANS. The Seller will take all actions necessary to amend, merge, freeze or terminate any and /or all benefit plans, effective at or immediately prior to the Closing Date, as requested in writing by Purchaser.



                                       28.

5.       PRE-CLOSING COVENANTS OF PURCHASER

         5.1 BEST EFFORTS. During the Pre-Closing Period, Purchaser shall use its Best Efforts to cause the condition set forth in Section 7.2 to be satisfied.

         5.2 CONFIDENTIALITY. Purchaser shall ensure that, during the Pre-Closing Period:

            (A) Purchaser shall keep strictly confidential the existence and terms of this Agreement;

            (B) Neither Purchaser nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of Purchaser's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions, except to the extent permitted under Section 10.6(a); and

            (C) if Purchaser is required by law to make any disclosure regarding the Transactions, Purchaser gives Seller reasonable notice under the circumstances before making such disclosure, of the nature and content of the intended disclosure.

         5.3 QUALIFICATION OF SHARES ISSUABLE IN THE MERGER.

            (A) Promptly after the execution of this Agreement, Purchaser shall prepare and cause to be filed with the California Commissioner a permit application under Section 25121 of the CCC, and a related Information Statement, and shall request a hearing on the fairness of the terms and conditions of the Merger pursuant to Section 25142 of the CCC (the "Fairness Hearing"). The parties to this Agreement shall use all commercially reasonable efforts to cause the California Commissioner to approve the fairness of the terms and conditions of the Merger at such a hearing; provided, however, that no party shall be required to modify in any material way any of the terms and conditions in this Agreement. The Seller shall provide and include in the Information Statement such information relating to the Seller as may be required pursuant to the rules of the California Commissioner. The Information Statement shall include the unanimous recommendation of the board of directors of the Seller in favor of the Merger. Purchaser shall pay all filing fees in connection with the Fairness Hearing. Within 30 days after the Closing Date, Purchaser will file a registration statement on Form S-8, or an amendment to an existing registration statement on Form S-8, that will include the Assumed Options and shares of Purchaser Common Stock issuable upon exercise thereof.

            (B) In the event the Seller and Purchaser are unable to obtain a permit following a Fairness Hearing without undue effort or expense, or the agreement to materially burdensome conditions, then Seller and Purchaser shall use reasonable efforts to ensure that the issuance of the Purchaser Common Stock pursuant to the Merger complies with the private placement exemption available under Regulation D of the Securities Act ("Regulation D"). If the issuance of Purchaser Common Stock qualifies for such an exemption, the Purchaser shall prepare a Registration Statement of Form S-3 covering Registrable Securities pursuant to terms set forth in Section 5.4.

         5.4 REGISTRATION STATEMENT. If the Purchaser Common Stock is issued pursuant to Section 5.3(b):

            (A) For purposes of this Agreement, "Registrable Shares" shall mean the shares of Purchaser Common Stock issued in the Merger, including any and all shares held in escrow, but excluding shares of Purchaser Common Stock issued in the Merger that have been sold or otherwise transferred by the Stockholders who initially received such shares in the Merger (collectively, the


                                       29.

"Holders"); provided, however, that a transfer of shares of Purchaser Common Stock issued in the Merger without additional consideration or transfers to members, affiliates, general and limited partners, stockholders or trust beneficiaries of a Holder shall not be deemed such a sale or transfer for purposes of this Section 5.4 and such transferees shall be entitled to the same rights under this Section 5.4 as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this
Section 5.4.

            (B) As soon as practicable after the Closing Date but no more than 20 Business Days thereafter, Purchaser shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the "Registration Statement"). Purchaser shall use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as possible following the Closing Date and to cause the Registration Statement and all registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Holder may reasonably request and that would permit or facilitate the sale of Registrable Shares to become effective as soon as practicable thereafter; provided, however, that Purchaser shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction. Purchaser will provide each selling Holder upon request with as many copies of the prospectus contained in the Registration Statement and such other documents as such Holder may reasonably request from Purchaser.

            (C) Effectiveness; Delay and Suspension Right.

               (I) Purchaser will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the earlier of (A) such time as each of the Stockholders may sell all of the Registrable Shares held by him, her or it without registration pursuant to the Rule 144 under the Securities Act within a three-month period, (B) such time as all of the Registrable Shares have been sold by the Holders or (C) one year after the Closing Date (the "Registration Effective Period"), and from time to time will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

               (II) Following the date the Registration Statement is first declared effective, the Holders will be permitted, subject to the Suspension Right (as defined in paragraph (iii) below), to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

               (III) Notwithstanding any other provision of this Section 5.4, once the Registration Statement has been declared effective, Purchaser may for not more than sixty (60) consecutive days and ninety (90) days in the aggregate, require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of Purchaser after consultation with counsel (x) the prospectus included in a Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading; or (y) non-public material information concerning Purchaser exists, and the Chief Executive Officer or Chief Financial Officer of Purchaser reasonably determines that immediate disclosure of such information would be materially detrimental to Purchaser (a "Suspension Right"). In the event Purchaser exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary


                                       30.

for disclosure to occur at a time that is not detrimental to Purchaser and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Purchaser after consultation with counsel but in no event longer than 60 consecutive days or 90 days in the aggregate. Purchaser promptly will give the Holders notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.

            (D) Expenses. The costs and expenses to be borne by Purchaser for purposes of this Section 5.4 shall include, without limitation, printing expenses, legal fees and disbursements of counsel for Purchaser, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of counsel for the selling Holders.

         5.5 STOCK EXCHANGE LISTINGS. Purchaser shall use all reasonable commercial efforts to cause the shares of Purchaser Common Stock to be issued in the Merger to be conditionally approved for listing on the New York Stock Exchange and the Toronto Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

6.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         Purchaser's obligation to effect the Merger and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part, in accordance with Section 10.14):

         6.1 ACCURACY OF REPRESENTATIONS.

            (A) Each of the Specified Representations shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing Date, without giving effect to any update to the Disclosure Schedule, except where such update or updates, individually or in the aggregate, would not have or could not reasonably be expected to have a Material Adverse Effect; provided, however that any such updates shall not limit Purchaser's right to indemnification under
Section 9.

            (B) All of the other representations and warranties made by Seller and the Founders in this Agreement (considered collectively), and each of such representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement (except for such representations and warranties that are qualified by their terms by a reference to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, which representations and warranties as so qualified shall be true and correct in all respects), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (except for such representations and warranties that are qualified by their terms by a reference to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, which representatives and warranties as so qualified shall be true and correct in all respects), without giving effect to any update to the Disclosure Schedule except where such update or updates, individually or in the aggregate, would not have or could not reasonably be expected to have a Material Adverse Effect; provided, however that any such updates shall not limit Purchaser's right to indemnification under Section 9.




                                       31.

         6.2 PERFORMANCE OF OBLIGATIONS.

            (A) Seller shall have executed and delivered each of the agreements required to be executed and delivered by Seller pursuant to Section 1.6(b).

            (B) Each Stockholder shall have executed and delivered each of the documents required to be executed and delivered by such Stockholder pursuant to
Section 1.6(b) and each such document, together with each Repurchase Agreement and Employment Agreement shall be in full force and effect.

            (C) All of the other covenants and obligations that Seller and the Stockholders are required to comply with or to perform at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

         6.3 CONSENTS. Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired. The Seller shall have received, in writing and in form and substance reasonably acceptable to Purchaser and Alteon, all material consents, approvals and waivers with respect to the consummation of the transactions contemplated by this Agreement, including all necessary consents, approvals and waivers as required by any other third party or governmental agency with respect to the consummation of the transactions contemplated by this Agreement and the Consents identified in Part 2.22 of the Disclosure Schedule, which shall be in full force and effect; provided, however, that this condition shall be deemed to have been satisfied despite Seller's failure to deliver all of the Consents identified in Part 2.22 of the Disclosure Schedule, on or before the Closing Date, so long as such failure by the Seller to deliver Consents shall not include any Consent in connection with: (i) Seller Contracts that are deemed by Purchaser to be necessary for the continued operation of the business of Seller; (ii) Seller Contracts that Purchaser reasonably estimates would require expenditure by the Purchaser following the Closing Date in connection with the Purchaser's replacement of such Contracts of an amount or amounts, individually or in the aggregate, greater than $50,000 in (x) replacement for prepaid amounts made by the Seller under the Contracts that are forfeited as a result of such failure; or (y) in excess of the existing contractual obligations under such Contracts; or (iii) the Product Licensing Agreement with Lexra, Inc.

         6.4 ADDITIONAL DOCUMENTS. Purchaser shall have received the following documents:

            (A) the Escrow Agreement in substantially the form attached as EXHIBIT D, executed by each of the Escrow Stockholders, the Agent, the Escrow Agent, and Purchaser; provided, however, that if one, but not more than one, Escrow Stockholder fails to execute the Escrow Agreement, this condition shall nonetheless be deemed satisfied, but such Escrow Stockholder shall not receive any New Certificates representing Purchaser Common Stock issuable in accordance with Section 1.8, until such time after the Closing that such Escrow Stockholder delivers an executed copy of the Escrow Agreement and such other documents as are reasonably required by Purchaser;

            (B) the Employee Stockholder Agreement in substantially the form attached as EXHIBIT C executed by each of the Stockholders (other than the Founders) employed by Seller immediately prior to Closing Date;

            (C) the Non-Competition Agreement in substantially the form attached as EXHIBIT B executed by each of the Founders;


                                       32.

            (D) an opinion letter from Bay Venture Counsel, LLP dated the Closing Date, in substantially the form of EXHIBIT F;

            (E) a release of liability in substantially the form attached as EXHIBIT G, executed by Purchaser, the Seller and each of the Founders, pursuant to which the parties shall release each other from any claims or liabilities associated with the Alteon Transactional Agreements (the "Release");

            (F) a certificate executed by the President and Chief Executive Officer of Seller confirming the total amount of all fees and expenses described in Section 10.3 incurred by Seller and the Founders in connection with this Agreement;

            (G) the opinion of Gibson, Dunn & Crutcher LLP to the effect that
(i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Purchaser, Alteon and the Seller will be treated as a corporation that is a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, tax counsel may rely on the representations set forth in the certificates provided pursuant to Section 1.13 and such other representations as such tax counsel reasonably deems appropriate;

            (H) from each Affiliate of the Seller an executed copy of the letter attached hereto as EXHIBIT I;

            (I) each of the employees of the Seller shall have executed and delivered to Seller the Employment Agreement (containing no exceptions to or exclusions from the scope of its coverage except as otherwise permitted by the Employee Stockholder Agreement); and

            (J) such other documents as Purchaser may reasonably request and be satisfied with in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by Seller or any of the Stockholders, (ii) evidencing the compliance by Seller or any of the Stockholders with, or the performance by Seller or any of the Stockholders of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 6, (iv) evidencing and supporting the qualification and grant of each of the Options in compliance with the Option Plan and at fair market value at the time of grant; or (v) otherwise facilitating the consummation or performance of any of the Transactions.

         6.5 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against Purchaser, or against any Person affiliated with Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or
(b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         6.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of Seller or (b) may be entitled to all or any portion of the Merger consideration.

         6.7 NO PROHIBITION. Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Purchaser or any Person affiliated with Purchaser to suffer any Material Adverse Effect under, (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.




                                       33.

         6.8 INTENTIONALLY OMITTED.

         6.9 STOCKHOLDER VOTE. This Agreement shall have been approved by the requisite vote of the Stockholders under the Certificate of Incorporation and Bylaws of Seller and the DGCL.

         6.10 REGISTRATION EXEMPTION. The issuance of Purchaser Common Stock pursuant to the Merger shall be exempt from the registration requirements of the Securities Act pursuant to one of the exemptions set forth in Section 5.3.

         6.11 DISSENTING SHARES.

         No Stockholders of the Seller representing, in the aggregate, more than 3% of the aggregate voting power of the capital stock of the Seller shall have exercised or be eligible to exercise appraisal rights in connection with the Merger, provided, however, that Purchaser may waive this condition if it receives the opinion of tax counsel referred to in Section 6.4(g).

7.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         The Seller's obligation to effect the Merger and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived, in whole or in part, in accordance with Section 10.14):

         7.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by Purchaser in this Agreement (considered collectively), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date.

         7.2 PURCHASER'S PERFORMANCE. All of the other covenants and obligations that Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

         7.3 NO INJUNCTION. There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the consummation of the Merger.

         7.4 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against Purchaser, or against any Person affiliated with Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or
(b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         7.5 SELLER SHALL HAVE RECEIVED:

            (A) An opinion of Gibson Dunn & Crutcher LLP, dated the Closing Date, in substantially the form of EXHIBIT H;

            (B) The Release executed by Seller, the Purchaser and each of the Founders; and

            (C) The opinion of Gibson, Dunn & Crutcher LLP to the effect that
(i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)


                                       34.

of the Code, and (ii) each of Purchaser, Alteon and the Seller will be treated as a corporation that is a party to the reorganization within the meaning of
Section 368(b) of the Code, and such opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, tax counsel may rely on the representations set forth in the certificates provided pursuant to
Section 1.13 and such other representations as such tax counsel reasonably deems appropriate.

         7.6 SEC FILINGS. The Purchaser shall have filed all forms, reports and documents required to be filed by it under the Securities Exchange Act of 1934 on a timely basis, or received a valid extension of such time of filing.

8.  TERMINATION

         8.1 TERMINATION EVENTS.

         This Agreement may be terminated prior to the Closing:

            (A) by Purchaser if (i) there is a material Breach of any covenant or obligation of Seller or any of the Stockholders, or (ii) Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of Purchaser to comply with or perform its covenants and obligations under this Agreement);

            (B) by the Seller if (i) there is a material Breach of any covenant or obligation of Purchaser or (ii) the Seller reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible or impractical (other than as a result of any failure on the part of Seller or any of the Stockholders to comply with or perform any covenant or obligation set forth in this Agreement);

            (C) by Purchaser if the Closing has not taken place on or before June 30, 2001 (the "Final Date") unless either the HSR waiting period has not expired or the fairness hearing has not been successfully completed in which case the Final Date shall be extended for a reasonable period of time to accommodate completion of the transactions contemplated hereby, but in any event no later than August 30, 2001 (other than as a result of any failure on the part of Purchaser to comply with or perform its covenants and obligations under this Agreement);

            (D) by Seller if the Closing has not taken place on or before the Final Date unless either the HSR waiting period has not expired or the fairness hearing has not been successfully completed in which case the Final Date shall be extended for a reasonable period of time to accommodate completion of the transactions contemplated hereby, but in any event no later than August 30, 2001 (other than as a result of the failure on the part of Seller or any of the Stockholders to comply with or perform any covenant or obligation set forth in this Agreement);

            (E) by Purchaser if:

               (I) Seller or any of its representatives has knowingly given Purchaser materially false or misleading information or representations in writing or failed to disclose in writing material information regarding Seller, including without limitation, the obligations of its employees or prospective employees to former employers;




                                       35.

               (II) Seller files a bankruptcy petition, a bankruptcy petition is filed against Seller or Seller makes a general assignment for the benefit of creditors, and such petition or assignment is not removed or terminated within a period of 45 days after such filing or assignment;

               (III) a receiver or similar official is appointed for Seller's business and such appointment is not terminated within a period of 45 days after such appointment, or the business is terminated; and

               (IV) any judgments or arbitration awards are entered against Seller, or Seller enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of [$1,000,000] or more in excess of any insurance coverage therefor; or

            (F) by the mutual consent of Purchaser and Seller.

         8.2 TERMINATION PROCEDURES. If Purchaser wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Purchaser shall deliver to Seller a written notice stating that Purchaser is terminating this Agreement and setting forth a brief description of the basis on which Purchaser is terminating this Agreement. If Seller wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), Seller shall deliver to Purchaser a written notice stating that the Seller is terminating this Agreement and setting forth a brief description of the basis on which Seller is terminating this Agreement. In the event that the alleged breach is curable, the alleged breaching party shall have a thirty (30) day period from the date of delivery of such written notice to cure any such breach.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

            (A) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement;

            (B) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and

            (C) Purchaser, Seller and the Stockholders shall, in all events, remain bound by and continue to be subject to Sections 4.6, 4.8 and 10.7.

         8.4 NONEXCLUSIVITY OF TERMINATION RIGHTS. The termination rights provided in Section 8.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to
Section 8.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

9.       INDEMNIFICATION, ETC.

         9.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

            (A) The representations, warranties, covenants and obligations of Seller and the Founders shall survive (without limitation) the Closing and remain in full force and effect for a period of one (1) year following the Closing.


                                       36.

            (B) The representations, warranties, covenants and obligations of Seller and the Founders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

            (C) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Seller and the Founders in this Agreement.

            (D) The representations, warranties, covenants and obligations of Purchaser and Alteon under this Agreement shall expire upon the Closing except for the Purchaser's obligations under Section 5.3, Section 5.4, Section 5.5, the escrow obligations and any other obligations that by their terms or nature survive.

         9.2 INDEMNIFICATION BY ESCROW STOCKHOLDERS.

            (A) The Escrow Stockholders, severally and not jointly, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

               (I) any Breach of any representation or warranty made by Seller or any of the Escrow Stockholders in this Agreement (without giving effect to any update to the Disclosure Schedule or to any "Material Adverse Effect" or other materiality qualification or similar qualification contained or incorporated directly or indirectly in such representation) or in the Closing Certificate or any of the Transactional Agreements;

               (II) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to Purchaser or any of its Representatives by or on behalf of Seller or any of Seller's Representatives;

               (III) any Breach of any covenant or obligation of Seller or any of the Escrow Stockholders;

               (IV) any Liability to which Seller or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product manufactured or sold, or any service performed, by or on behalf of Seller on or at any time prior to the Closing Date, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by Seller on or at any time prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of Seller on or at any time prior to the Closing Date;

               (V) any matter identified or referred to in Part 2.8 of the Disclosure Schedule;


                                       37.

               (VI) any Liability of Seller arising from a claim for Taxes by any Governmental Body with respect to any period ending on or before the Closing Date and any liability of Seller arising from a breach of any representation under Section 2.13 of this Agreement.;

               (VII) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause
(i), (ii), (iii), (iv), (v) or (vi) above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section
9); or

               (VIII) any Liability incurred in connection with the termination of former employees of the Seller, including, without limitation unpaid severance obligations to such former employees.

            (B) The Escrow Stockholders acknowledge and agree that, if there is any Breach of any representation, warranty or other provision relating to Seller or Seller's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or any aspect or portion thereof), or if Seller becomes subject to any Liability of the type referred to in clause (iv) of Section 9.2(a), then Purchaser itself shall be deemed, by virtue of its ownership of common stock of Seller, to have incurred Damages as a result of such Breach or Liability. Nothing contained in this Section 9.2(b) shall have the effect of (i) limiting the circumstances under which Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise) or (iii) limiting the rights of Seller or any of the other Indemnitees under this Section 9.2.

         9.3 THRESHOLD. The Escrow Stockholders shall not be required to make any indemnification payment pursuant to Section 9.2 for any Breach of any of their representations and warranties until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $250,000 in the aggregate (the "Deductible"). At such time as the total amount of such Damages exceeds the Deductible, the Indemnitees shall be entitled to be indemnified against the portion of such Damages exceeding the Deductible exclusively from and only up to 15% of the Purchaser Common Stock issued in the Merger. Notwithstanding the foregoing, any claims pursuant to Section 9.2(a)(vi) shall not be subject to the Deductible and shall be subject to a cap of 5% of the Purchaser Common Stock issued in the Merger.

         9.4 RIGHT TO REQUIRE CURE OF BREACH. Without limiting the generality of anything contained in Section 9.2, if there is any Breach of any representation or warranty made by Seller or any of the Escrow Stockholders, then the Escrow Stockholders, severally, shall be obligated to pay such amounts to Seller and take such other actions as Purchaser may in good faith reasonably request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to Seller or Purchaser).

         9.5 NO CONTRIBUTION. Each Escrow Stockholder waives, and acknowledges and agrees that such Escrow Stockholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against Seller in connection with any indemnification obligation or any other Liability to which such Escrow Stockholder may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.


                                       38.

         9.6 LIMITATIONS; EXCLUSIVE REMEDY. The Escrow Stock is the sole and exclusive remedy of the Indemnitees against any of the Escrow Stockholders with respect to any matter arising out of or in connection with the Transactional Agreements; provided, however, that no claim against the Escrow Stockholders for fraud, or breach of Section 2.3 shall be subject to the limitations of this paragraph or this Section 9. Any release of the Escrow Stock shall be in accordance with the terms of the Escrow Agreement. Subject to the rights of the Indemnitees set forth in Section 9.7, no Stockholder shall be liable or responsible in any manner whatsoever to the Indemnitees, whether for indemnification or otherwise, except for indemnity as expressly provided in this
Section 9. The maximum liability of any Escrow Stockholder under the Transactional Agreements shall be 15% of the Purchaser Common Stock issued to such Escrow Stockholder in the Merger (the "Maximum Liability").

         9.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against Seller, against any other Indemnitee or against any other Person) with respect to which any of the Escrow Stockholders may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 9, Purchaser shall have the right, at its election, to designate the Agent to assume the defense of such claim or Proceeding at the sole expense of the Escrow Stockholders. If Purchaser so elects to designate the Agent to assume the defense of any such claim or Proceeding:

            (A) the Agent shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to Purchaser;

            (B) Purchaser shall make available to the Agent any non-privileged documents and materials in the possession of Purchaser that may be necessary to the defense of such claim or Proceeding;

            (C) the Agent shall keep Purchaser informed of all material developments and events relating to such claim or Proceeding;

            (D) Purchaser shall have the right to participate in the defense of such claim or Proceeding;

            (E) the Agent shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of Purchaser, not to be unreasonably withheld (the consent of the Purchaser will not be deemed to be unreasonably withheld if, upon assuming the perspective of the Purchaser, a commercially reasonable person would determine that the Purchaser had, after taking into consideration all known relevant facts and circumstances, valid business reasons, independent of the source of payment, to not fulfill the obligation in the amount proposed); and

            (F) Purchaser may at any time (notwithstanding the prior designation of the Agent to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

If Purchaser does not elect to designate the Agent to assume the defense of any such claim or Proceeding (or if, after initially designating the Agent to assume such defense, Purchaser elects to assume such defense), Purchaser may proceed with the defense of such claim or Proceeding on its own. If Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

               (I) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by Purchaser) shall be borne and paid exclusively by the Escrow Stockholders;


                                       39.

               (II) the Escrow Stockholders shall make available to Purchaser any documents and materials in the possession or control of any of the Escrow Stockholders that may be necessary to the defense of such claim or Proceeding;

               (III) Purchaser shall keep the Agent informed of all material developments and events relating to such claim or Proceeding;

               (IV) Agent shall have the right to participate in the defense of such claim or Proceeding with Bay Venture Counsel, LLP as counsel; and

               (V) Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding or to reject any offer of settlement, adjustment or compromise, only with the consent of the Agent; provided, however, that the Agent shall not unreasonably withhold such consent.

         9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than Purchaser or any successor thereto or permitted assignee thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser (or any successor thereto or permitted assignee thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

10.      MISCELLANEOUS PROVISIONS

         10.1 SEVERAL LIABILITY. Subject to Section 9.5 and Section 9.6:

            (A) the Founders severally agree that they shall be severally liable with Seller for the due and timely compliance with and performance of each of the covenants and obligations of Seller set forth in this Agreement, up to the Maximum Liability;

            (B) each Founder agrees that such Founder shall be severally liable with each of the other Escrow Stockholders for the due and timely compliance with and performance of each of the covenants and obligations of such other Escrow Stockholders set forth in this Agreement, up to the Maximum Liability;

            (C) Seller agrees that, prior to the Closing, Seller shall be severally liable with each Founder for the due and timely compliance with and performance of each of the covenants and obligations of such Founder set forth in this Agreement (including the indemnification obligations of such Founder set forth in Section 9); and

            (D) Pursuant to the Escrow Agreement, the Escrow Stockholders irrevocably nominated and appointed Pravat Mishra as the agent and true and lawful attorney-in-fact of the Escrow Stockholders (the "Agent"), with full power of substitution, to act in the name, place and stead of the Escrow Stockholders as set forth in the Escrow Agreement

         10.2 INTENTIONALLY OMITTED.

         10.3 FEES AND EXPENSES.

            (A) Without limiting the generality of anything contained in Section 10.3(b), Seller shall bear and pay all reasonable fees, costs and expenses (including all legal and auditors fees and expenses), that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Seller or any of the Stockholders in connection with:


                                       40.

               (I) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions;

               (II) the investigation and review conducted by Purchaser and its Representatives with respect to Seller's business (and the furnishing of information to Purchaser and its Representatives in connection with such investigation and review);

               (III) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions;

               (IV) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and

               (V) the consummation and performance of the Transactions.

To the extent the Closing occurs, any such fees, costs or expenses shall not exceed $200,000, unless any such excess is borne by the Founders.

            (B) Subject to the provisions of Section 9 (including the indemnification and other obligations of the Stockholders thereunder) and the provisions of Section 10.4, Purchaser shall bear and pay all reasonable fees, costs and expenses (including all legal and auditors fees and expenses payable to Gibson Dunn & Crutcher LLP and Deloitte & Touche, LLP, respectively, or to other counsel or auditors to Purchaser) that have been incurred or that are in the future incurred by or on behalf of Purchaser and Alteon in connection with:

               (I) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions;

               (II) the investigation and review conducted by Purchaser and its Representatives with respect to Seller's business;

               (III) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and

               (IV) the consummation and performance of the Transactions.

         10.4 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any Party hereto, the prevailing Party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

         10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by a nationally-recognized overnight courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such Party below (or to such other address or facsimile number as such Party shall have specified in a written notice given to the other parties hereto). Any such notice or communication shall be deemed to


                                       41.

have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (iv) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted; provided, that, in each such instance if such notice or communication is received after 5:00 p.m. local time, it shall constitute delivery the next Business Day:

                  if to Seller or any of the Stockholders:

                           Candlestick Networks, Inc.
                           70 Las Colinas Drive
                           San Jose, CA 95119

                           with a copy to:

                           Gregory L. Beattie, Esq.
                           Bay Venture Counsel, LLP
                           Lake Merritt Plaza Building
                           1999 Harrison Street, Suite 1300
                           Oakland, CA 94612
                           Facsimile: (510) 834-7440
                           (which shall not constitute notice)

                  if to the Agent:

                           Pravat Mishra
                           c/o Candlestick Networks, Inc.
                           70 Las Colinas Drive
                           San Jose, CA 95119

                  if to Purchaser or Alteon:

                           Nortel Networks Corporation
                           8200 Dixie Road, Suite 100
                           Brampton, Ontario
                           Canada
                           Attention:  Corporate Secretary
                           Facsimile:  (905) 863--8386

                           with a copy to:

                           Nortel Networks Corporation
                           8200 Dixie Road, Suite 100
                           Brampton, ON, Canada L6T 5P6
                           Facsimile: (905) 863-8261
                           Attention:  Khush Dadyburjor

                           and to:

                           Gibson, Dunn & Crutcher LLP
                           1530 Page Mill Road


                                       42.

                           Palo Alto, California 94304
                           Facsimile:  (650) 849-5333
                           Attention:  Lawrence Calof

                           (which shall not constitute notice)

         10.6 PUBLICITY. Without limiting the generality of anything contained in Section 4.8, on and at all times after the Closing Date:

            (A) no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of any of Seller, Purchaser or the Founders, and the parties shall continue to keep the existence and terms of this Agreement and the other Transactional Agreements strictly confidential; provided, however, that if after consultation with its counsel, Purchaser determines that any law, rule or regulatory requirement (including any NYSE rule) requires Purchaser to issue, make or otherwise disseminate a press release, disclosure or other publicity concerning the possible transactions contemplated by this letter, Purchaser may (without being deemed to be in breach of this letter) issue, make or otherwise disseminate such press release, disclosure or other publicity, provided that Purchaser has provided to Seller reasonable notice and a reasonable opportunity to review the foregoing prior to such disclosure; and

            (B) Seller and each Founder shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in such Founder's possession that relates directly or indirectly to the business of Seller, Purchaser or any affiliate of Purchaser.

         10.7 NO HIRE. Each Party and its affiliates, if any, agrees during the term of this Agreement and for a period of 1 year after the Termination Date, not to directly or indirectly solicit employment of or hire any employee, officer, director or consultant of the other Party and/or its affiliates.

         10.8 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         10.9 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.11 GOVERNING LAW; VENUE.

            (A) This Agreement shall be construed in accordance with, and governed in all respects by California law (without giving effect to principles of conflicts of laws).

            (B) Any Proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or United States District Court located in the County of Santa Clara, California. Each Party to this Agreement:

               (I) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California) in connection with any such Proceeding;


                                       43.

               (II) agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; and

               (III) agrees not to assert (by way of motion, as a defense or otherwise), in any such Proceeding commenced in any state or federal court located in the County of Santa Clara, California that such Party is not subject personally to the jurisdiction of such court, that such Proceeding has been brought in an inconvenient forum, that the venue of such Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

            (C) Each Founder agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against such Founder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

            (D) Nothing contained in Section 10.11(b) or 10.11(c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any Proceeding or otherwise proceed against Seller or any of the Founders in any other forum or jurisdiction.

            (E) The Founders irrevocably constitute and appoint the Agent as their agent to receive service of process in connection with any Proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

            (F) The Founders irrevocably waive the right to a jury trial in connection with any Proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         10.12 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon Seller and its successors and assigns (if any), the Founders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any) and Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of Seller, the Founders, Purchaser, the other Indemnitees (subject to Section 9.8) and the respective successors and assigns (if any) of the foregoing. Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, in connection with an Acquisition without obtaining the consent or approval of any other Party hereto or of any other Person. Other than in connection with an Acquisition with a company listed on the Nasdaq National Market or National Securities Exchange, Purchaser may not assign any of its rights under this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld. Seller may not assign any of its rights under this Agreement without the prior written consent of Purchaser. In the event that any person or entity (a "Successor") acquires Purchaser by way of a merger, consolidation, reorganization, recapitalization or similar transaction (a "Sale"), and Purchaser chooses to assign its rights under this Agreement pursuant to this
Section 10.12, all references herein to Purchaser Common Stock shall be references to the consideration paid by the Successor in the sale. Each Stockholder shall be entitled to receive, in exchange for such Stockholder's Purchaser Common Stock, the consideration such Stockholder would have received had such Stockholder held shares of Purchaser Common Stock on the date of the Sale.

         10.13 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each of the parties agrees that:

            (A) in the event of any Breach or threatened Breach by a party of any covenant, obligation or other provision set forth in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or


                                       44.

mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

            (B) neither Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         10.14 WAIVER.

            (A) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (B) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.15 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and a majority of the Founders.

         10.16 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.17 PARTIES IN INTEREST. Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.18 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         10.19 CONSTRUCTION.

            (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (B) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

                                      45.

            (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (D) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         10.20 EFFECT ON ALTEON TRANSACTIONAL AGREEMENTS. Prior to the execution of this Agreement, the parties had certain rights and obligations pursuant to the Alteon Transactional Agreements. The Seller, Purchaser and the Founders hereby agree that this Agreement and the related Transactional Agreements shall amend and supersede the Alteon Transactional Agreements in all respects; provided, however, that if the transactions contemplated hereby are not consummated and this Agreement is terminated, the parties shall preserve any remedies and claims they may have under the Alteon Transactional Agreements, but without any liability for failure to perform thereunder from and after April 12, 2001.


                                      46.

         The Parties hereto have caused this Agreement to be executed and delivered as of May 11, 2001.

"PURCHASER":                  NORTEL NETWORKS CORPORATION

                              By:        "William R. Kerr"
                                         ---------------------------------------
                              Name :     William R. Kerr
                                         ---------------------------------------
                              Title:     SVP, Corporate Business Development
                                         ---------------------------------------

                              By:        "Blair F. Morrison"
                                         ---------------------------------------
                              Name :     Blair F. Morrison
                                         ---------------------------------------
                              Title:     Assistant Secretary
                                         ---------------------------------------

"ALTEON":                  ALTEON WEBSYSTEMS, INC.

                              By:        "Doug Hamilton"
                                         ---------------------------------------
                              Name:      Doug Hamilton
                                         ---------------------------------------
                              Title:     CFO, Alteon WebSystems, Inc.
                                         ---------------------------------------


                                 Signature Page
                               Exchange Agreement

         The Parties hereto have caused this Agreement to be executed and delivered as of May 11, 2001.

"SELLER":                     CANDLESTICK NETWORKS, INC.

                              By:        "Pravat K. Mishra"
                                         ---------------------------------------
                              Name:      Pravat K. Mishra
                                         ---------------------------------------
                              Title:     President & CEO
                                         ---------------------------------------





                                 Signature Page
                               Exchange Agreement

         The Parties hereto have caused this Agreement to be executed and delivered as of May 11, 2001.

                                    FOUNDERS:

                                  "Pravat Mishra"
                                  ----------------------------------------------
                                  Pravat Mishra

                                  "Simon Milner"
                                  ----------------------------------------------
                                  Simon Milner

                                  "Shailesh Maskai"
                                  ----------------------------------------------
                                  Shailesh Maskai

                                  "Eugene Opsansnick"
                                  ----------------------------------------------
                                  Eugene Opsansnick

                                  "Sandeep Shyamsukha"
                                  ----------------------------------------------
                                  Sandeep Shyamsukha


                                 Signature Page
                               Exchange Agreement

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         "AFFILIATE" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, the first-mentioned person.

         "AGENT" has the meaning specified in Section 10.1(d) of this Agreement.

         "ALTEON TRANSACTIONAL AGREEMENTS" means the Exchange Agreement and each of the following as defined in the Exchange Agreement;

               (A) the Registration Rights Agreement;

               (B) the Escrow Agreement;

               (C) the Stockholder Agreements;

               (D) the Non-Competition Agreements;

               (E) the Closing Certificate;

               (F) the Memorandum of Understanding;

               (G) the Series A Preferred Stock Purchase Agreement;

               (H) the Investors' Rights Agreement;

               (I) the Co-Sale Agreement;

               (J) the Restated Certificate of Incorporation of Seller;

               (K) the Budget Plan;

               (L) the 2000 Equity Incentive Plan of Seller;

               (M) the Chip-Set Deliverables Plan; and

               (N) the Statement of Deliverables.

         "AVERAGE TRADING PRICE" has the meaning specified in Section 1.5(a)(i) of this Agreement.

         "ALTEON AGREEMENT" has the meaning specified in the Recitals.

         "ALTEON STOCK" means the 1,000,000 Series A convertible preferred shares of Seller stock issued to Alteon on September 6, 2000.

         "AGREEMENT" means the Exchange Agreement to which this EXHIBIT A is attached, as it may be amended from time to time.

         "ASSUMED OPTION" has the meaning specified in Section 1.9(a) of this Agreement.

         "BEST EFFORTS" means the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

         "BREACH" There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         "BUSINESS DAY" means any day other than a day on which either the New York Stock Exchange or the Toronto Stock Exchange is closed.

         "CALIFORNIA COMMISSIONER" has the meaning specified in Section 4.9 of this Agreement.

         "CCC" has the meaning specified in Section 1.16 of this Agreement.

         "CERTIFICATE OF MERGER" has the meaning specified in Section 1.1 of this Agreement.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act.

         "CLOSING" has the meaning specified in Section 1.6(a) of this Agreement.

         "CLOSING CERTIFICATE" has the meaning specified in Section 1.6(b)(iii) of this Agreement.

         "CLOSING DATE" has the meaning specified in Section 1.6(a) of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONSENT" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTRACT" means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         "DAMAGES" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         "DEDUCTIBLE" has the meaning specified in Section 9.3 of this Agreement.

         "DISCLOSURE SCHEDULE" means the schedule (dated as of the date of this Agreement and on the date of any subsequent updates, as applicable) delivered to Purchaser on behalf of Seller and the Stockholders.

         "DGCL" has the meaning specified in Section 1.1 of this Agreement.

         "EFFECTIVE TIME" has the meaning specified in Section 1.1 of this Agreement.

         "EMPLOYEE STOCKHOLDER AGREEMENT" has the meaning specified in the Recitals to this Agreement.

         "EMPLOYMENT AGREEMENT" has the meaning specified in Section 2.8(f) of this Agreement.

         "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         "ENVIRONMENTAL LAW" has the meaning specified in Section 2.16 of this Agreement.

         "ESCROW AGREEMENT" has the meaning specified in the Recitals to this Agreement.

         "ESCROW SHARES" has the meaning specified in Section 1.10 of this Agreement.

         "ESCROW STOCKHOLDER" has the meaning specified in the Recitals to this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "EXCHANGE AGREEMENT" has the meaning specified in the Recitals.

         "EXCHANGE RATIO" has the meaning specified in Section 1.5 of this Agreement.

         "EXCLUDED CONTRACT" means any Seller Contract (except any Contracts relating to the Proprietary Assets) that:

               (A) Seller has entered into in the Ordinary Course of Business;

               (B) has a term of less than 90 days or may be terminated by Seller (without penalty) within 90 days after the delivery of a termination notice by Seller; and

               (C) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $25,000.

         "FAIRNESS HEARING" has the meaning specified in Section 5.3(a) of this Agreement.

         "FINAL DATE" has the meaning specified in Section 8.1(c) of this Agreement.

         "GAAP" means generally accepted accounting principles, applied on a basis consistent with the basis on which the Seller Financial Statements were prepared.

         "GOVERNMENTAL AUTHORIZATION" means any (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement or (b) right under any Contract with any Governmental Body.

         "GOVERNMENTAL BODY" means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal), (d) multi-national organization or body or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         "HAZARDOUS MATERIAL" shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl, (b) any waste, gas or other substance or material that is explosive or radioactive, (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder), (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause (a), (b), (c) or (d) above.

         "HOLDERS" has the meaning specified in Section 5.4(a) of this Agreement.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

         "INDEMNITEES" means the following Persons: (a) Purchaser (b) Purchaser's current and future affiliates (including the Surviving Corporation)
(c) the respective Representatives of the Persons referred to in clauses (a) and
(b) above and (d) the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) above; provided, however, that (i) Seller shall not be entitled to exercise any rights as an Indemnitee prior to the Closing and
(ii) the Stockholders shall not be deemed to be "Indemnitees."

         "INFORMATION STATEMENT" has the meaning specified in Section 4.9 of this Agreement.

         "ISO" has the meaning specified in Section 1.9(b) of this Agreement.

         KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting his or her duties and responsibilities. Seller shall be deemed to have "Knowledge" of a particular fact or other matter if any founder, officer or director of Seller has Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         "LIABILITY" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         "LIENS" has the meaning specified in Section 4.2(t) of this Agreement.

         "MATERIALS OF ENVIRONMENTAL CONCERN" has the meaning specified in
Section 2.16 of this Agreement.

         "MATERIAL ADVERSE EFFECT" A violation or other matter will be deemed to have a "Material Adverse Effect" on a Party if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement) would have a material adverse effect on a Party's business, condition (financial or otherwise), assets, liabilities or operations.

         "MAXIMUM LIABILITY" has the meaning specified in Section 9.6 of this Agreement.

         "MERGER" has the meaning specified in Section 1.1 of this Agreement.

         "NEW CERTIFICATE" has the meaning specified in Section 1.8(b) of this Agreement.

         "NON-COMPETITION AGREEMENT" has the meaning specified in the Recitals to this Agreement.

         "OPTION PLAN" has the meaning specified in Section 1.9(a) of this Agreement.

         "ORDER" means any (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel or (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

         "ORDINARY COURSE OF BUSINESS" An action taken by or on behalf of Seller shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

            (A) such action is recurring in nature, is consistent with Seller's past practices and is taken in the customary course of Seller's normal day-to-day operations;

            (B) such action is taken in accordance with sound and prudent business practices;

            (C) such action is not required to be authorized by Seller's stockholders, Seller's board of directors or any committee of Seller's board of directors and does not require any other separate or special authorization of any nature; and

            (D) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Entities that are engaged in businesses similar to Seller's business.

         "PENSION PLAN" has the meaning specified in Section 2.15(b) of this Agreement.

         "PERMITTED INDEBTEDNESS" shall mean (a) indebtedness of Seller in favor of Alteon arising under this Agreement, (b) liabilities to trade creditors incurred in connection with the acquisition of goods, supplies or merchandise on normal trade credit in the Ordinary Course of Business, (c) obligations under real estate leases entered into in the Ordinary Course of Business, (d) capital leases or indebtedness incurred solely to purchase equipment, computers, software or implement tenant improvements which is secured in accordance with clause (b) of Section 4.2(j) and is not in excess of the lesser of the purchase price of such equipment, computers, software or tenant improvements or the fair market value of such equipment, computers, software or tenant improvements on the date of acquisition, and (e) extensions, refinancings, modifications, amendments and restatements of any item described in clauses (b) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified, other than in the Ordinary Course of Business.

         "PERMITTED TRANSACTIONS" shall mean (i) loans to employees in connection with their purchase of shares issued under the Option Plan, which loans shall be due in full in the event of termination of employment, (ii) loans to employees in the Ordinary Course of Business of not more than $10,000 for any employee, or $75,000 in the aggregate, or (iii) sign-on bonuses to employees which are in the form of loans.

         "PERSON" means any individual, Entity or Governmental Body.

         "PLANS" has the meaning specified in Section 2.15(a) of this Agreement.

         "PRE-CLOSING PERIOD" means the period commencing as of the date of this Agreement and ending on the earlier to occur of (i) the Closing Date or (ii) the Termination Date.

         "PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         "PROPRIETARY ASSET" means any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset, including, without limitation the Specifications.

         "PURCHASER COMMON STOCK" has the meaning specified in Section 1.3 of this Agreement.

         "PURCHASER FILING" has the meaning specified in Section 3.6 of this Agreement.

         "REGISTRATION STATEMENT" has the meaning specified in Section 5.4(a) of this Agreement.

         "REGISTRATION EFFECTIVE PERIOD" has the meaning specified in Section 5.4(c)(i) of this Agreement.

         "REGULATION D" has the meaning specified in Section 5.3(b) of this Agreement.

          "RELATED PARTY" means (a) each of the Stockholders, (b) each individual who is, or who has at any time been, an officer of Seller, (c) each member of the family of each of the individuals referred to in clauses (a) and
(b) above and (d) any Entity (other than Seller) in which any one of the individuals referred to in clauses (a), (b) and (c) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         "RELEASE" has the meaning specified in Section 6.4(e) of this Agreement.

         "REPRESENTATIVES" means officers, directors, employees, agents, attorneys, accountants and advisors. The Stockholders and all other Related Parties shall be deemed to be "Representatives" of Seller.

         "REPURCHASE AGREEMENT" has the meaning specified in Section 1.8(c) of this Agreement.

         "RESTRICTED SELLER STOCK" has the meaning specified in Section 1.8(c) of this Agreement.

         "SALE" has the meaning specified in Section 10.12 of this Agreement.

         "SEC" has the meaning specified in Section 5.4(b) of this Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER COMMON STOCK" has the meaning specified in Section 1.3 of this Agreement.

          "SELLER CONTRACT" means any contract: (a) to which Seller is a party;
(b) by which Seller or any of its assets is or may become bound or under which Seller has, or may become subject to, any obligation; or (c) under which Seller has or may acquire any right or interest.

         "SELLER FINANCIAL STATEMENTS" has the meaning specified in Section 2.4 of this Agreement.

         "SELLER OPTION" has the meaning specified in Section 1.9(a) of this Agreement.

         "SELLER PROPRIETARY ASSETS" has the meaning specified in Section 2.8(a) of this Agreement.

         "SELLER RETURNS" has the meaning specified in Section 2.13(b) of this Agreement.

         "SELLER STOCK CERTIFICATE" has the meaning specified in Section 1.8(b) of this Agreement.

          "SELLER VALUE" has the meaning specified in Section 1.5(a)(ii) of this Agreement.

         "SPECIFIED REPRESENTATIONS" means the representations and warranties set forth in Sections 2.1, 2.3, and 2.4 of this Agreement.

         "STOCKHOLDERS" has the meaning specified in the introductory paragraph of this Agreement.

         "SUCCESSOR" has the meaning specified in Section 10.12 of this Agreement.

         "SURVIVING CORPORATION" has the meaning specified in Section 1.1 of this Agreement.

         "SUSPENSION RIGHT" has the meaning specified in Section 5.4(c)(iii) of this Agreement.

         "TAX" means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         "TAX RETURN" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TRANSACTIONAL AGREEMENTS" means:

                  (a)      this Agreement;

                  (b)      the Escrow Agreement;

                  (c)      the Employee Stockholder Agreements; and

                  (d)      the Non-Competition Agreements;

         "TRANSACTIONS" means (a) the execution and delivery of each of the respective Transactional Agreements and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the outstanding capital stock and options by the Stockholders to Purchaser in accordance with this Agreement and (ii) the performance by Seller, the Stockholders and Purchaser of each of his or her respective obligations under the Transactional Agreements and the exercise by Seller, the Stockholders and Purchaser of each of their respective rights under the Transactional Agreements.

         "TRANSFER AGENT" means Montreal Trust Company of Canada.

         "UNVESTED SHARES" has the meaning specified in Section 1.8(c) of this Agreement.

         "VESTING ACCELERATION" has the meaning specified in Section 2.3(f) of this Agreement.

         "WELFARE PLANS" has the meaning specified in Section 2.15(c) of this Agreement.

                                    EXHIBIT B

                    STOCKHOLDER AND NON-COMPETITION AGREEMENT

         THIS STOCKHOLDER AND NON-COMPETITION AGREEMENT is made and entered into as of _______ __, 2001, by and between NORTEL NETWORKS CORPORATION, a Canadian corporation ("Purchaser"), ALTEON WEBSYSTEMS, INC., a Delaware corporation (the "Company"), and ______________ (the "Founder"). Certain capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Amended and Restated Exchange Agreement and Plan of Reorganization, dated May __, 2001, by and between Purchaser, the Company and Candlestick Networks, Inc., a Delaware corporation (the "Seller"), attached hereto as Exhibit A (the "Exchange Agreement"). For the purposes of this Agreement, the Company includes subsidiaries of the Company and Purchaser includes other subsidiaries and affiliates of Purchaser. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Exchange Agreement.

RECITALS

         A. Prior to the Effective Time, the Founder is an employee and stockholder of the Seller. Subject to the terms of the Exchange Agreement, the Seller has merged with and into the Company (the "Merger") with the Company continuing as a wholly-owned subsidiary of Purchaser and each Founder's capital stock and all outstanding options of the Seller will be automatically exchanged for shares of common stock and options of Purchaser.

         B. Immediately following the Exchange, the business of the Seller will be conducted by Purchaser through the Company. Founder will receive significant consideration pursuant to the terms of the Merger, consisting principally of shares of Purchaser common stock ("Purchaser Common Stock") or the right to acquire shares of Purchaser Common Stock upon exercise of options assumed by Purchaser pursuant to the terms of the Exchange Agreement (the "Assumed Options") and, in connection therewith, the Founder has agreed not to compete in the manner and to the extent herein set forth.

         C. Founder purchased shares of Seller Common Stock prior to the Merger some of which remain subject to repurchase by the Seller and are therefore, upon consummation of the Merger, Unvested Shares, as such terms are defined in the Exchange Agreement.

         D. Prior to the Effective Date (as defined below), Founder may have been granted options under the Candlestick Networks, Inc. 2000 Stock Option Plan pursuant to the terms and conditions of a stock option agreement containing vesting requirements and other provisions, which Assumed Options have been assumed by Purchaser pursuant to the terms of the Merger.

         E. Founder, the Company and Purchaser wish to confirm the status of the Unvested Shares, the assignment of the repurchase rights by Seller to Purchaser and the vesting of any unvested Assumed Options.

         F. In order to preserve the value of the business being acquired by Purchaser, the Exchange Agreement requires, among other things, that Founder enter into this Agreement and that the effective date of this Agreement (the "Effective Date") will be the Closing Date (as defined in the Exchange Agreement).

         G. Prior to the Merger, the Founder and the Seller were parties to a Proprietary Information and Inventions Agreement (the "Prior Agreement") AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, the parties hereto agree, that as of the Closing Date, as follows:

         1. PRIOR AGREEMENT.

            (a) Founder confirms he has executed and delivered to the Seller the Prior Agreement in the form attached to this Agreement as Exhibit B and agrees that the Prior Agreement shall continue in full force and effect after the Merger with respect to Founder's continued employment by and with the Company or Purchaser, except to the extent that the Prior Agreement is specifically amended hereby.

            (b) After the Merger the term "Company" and Candlestick Networks, Inc. as used in the Prior Agreement shall include the Company (as defined herein) and Purchaser.

            (c) Section 2(d) and Section 7 of the Prior Agreement are deleted in their entirety and Section 7 is replaced with Section 3 of this Agreement.

            (d) Founder understands and agrees that, on and after the Merger, the Company and Purchaser shall commence the integration of the Seller's existing compensation, benefits and other employment plans, policies, programs and practices ("Employment Programs") with those of Purchaser and that the Company may make changes in its Employment Programs as it deems appropriate in its sole discretion, subject to applicable legal requirements, required Purchaser approvals and the terms of any applicable plans, policies, programs and practices. Purchaser will use reasonable efforts to ensure that, in the aggregate, such Employment Programs, excluding equity-based benefits, plans, or programs, are substantially equivalent to those benefits now being provided to the Founders, which such benefits have been disclosed to the Purchaser.

            (e) In the event there is any inconsistency between this Agreement and any Prior Agreement, the provisions of this Agreement shall control.

         2. FOUNDER ACKNOWLEDGEMENTS. Founder agrees that the covenants provided for in Sections 1, 2 and 3, including the term of the Restricted Period (as defined below) and the geographical area encompassed in such covenants, are necessary and reasonable in order to protect Purchaser and the Company in the conduct of the Restricted Business (as defined below) and the utilization of its assets, tangible and intangible, including goodwill, and to preserve and protect the tangible and intangible assets of the Company, including the Company's goodwill, and the customers and trade secrets of which Founder has and will have knowledge, and in consideration for Purchaser entering into and performing under the Exchange Agreement. The parties agree that the execution, delivery and performance of this Agreement is in consideration of and a condition to the consummation of the Merger and the parties do not ascribe and cannot ascribe a separate consideration or value to the covenants provided in this Agreement. The Founder recognizes that Purchaser would be irreparably damaged, and its substantial investment in Seller materially impaired, if the Merger were consummated and the Founder were to enter into an activity competing with the Restricted Business (as defined below) in violation of the terms of this Agreement or if the Founder were to disclose or make unauthorized use of any confidential information concerning the Restricted Business. Accordingly, the Founder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to the Founder in all respects.

         3. NON-COMPETITION.

            (A) For a period (the "Restricted Period") commencing on the Effective Date and ending on the later of (i) two (2) years after the Effective Date or (ii) eighteen (18) months after the termination or cessation of Founder's employment with the Company or the Purchaser for Cause or Founder's resignation without Good Reason, the Founder shall not, directly or indirectly, as an owner, employer, partner, stockholder, joint venturer, agent, creditor, guarantor, corporate officer, director, employee, consultant, independent contractor, principal, trustee or licensor, licensee, franchisor, franchisee or in any other similar capacity whatsoever of or for any person, firm, partnership, limited liability company, corporation or other or entity (other than the Company and Purchaser) without the prior written consent of Purchaser,
(i) own, manage, operate, sell, join, engage, control, finance or participate in the ownership, management, operation, sales, control or financing of, be involved with the development efforts of, serve as a technical advisor to or license intellectual property to any business that is substantially similar to, interferes with or competes with the Restricted Business, or (ii) solicit, divert or take away or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or suppliers of the Company or Purchaser with respect to the Restricted Business. Notwithstanding the above, the Founder shall not be deemed to be in contravention of the foregoing if the Founder participates as a passive investor holding up to 5% of the equity securities of an entity engaged in the Restricted Business, which securities are publicly traded.

            (B) For purposes of this Agreement, the "Restricted Business" shall mean the business of Purchaser and Seller and any continuation thereof by Purchaser and/or the Company consisting of the design and development, promotion, marketing, licensing or distribution of products, services, or components that are related to (i) content management within Layer 4 through Layer 7 processing, and (ii) content distribution.

            (C) Founder acknowledges that the Restricted Business is international in scope and its products and services are designed to be utilized throughout the United States, Canada, the United Kingdom and India. Accordingly, the restrictions set forth in this Section 2 shall be effective within all cities, counties, regional municipalities, provinces, and states, as applicable, of each of the United States, Canada, the United Kingdom and India.

            (D) For greater certainty, the restrictions contained in this
Section 3 shall not apply in the event of termination of the Founder's employment with the Company or Purchaser without Cause or resignation by the Founder for Good Reason from the Founder's employment with the Company or Purchaser.

            (E) The non-competition provisions of this Agreement shall be deemed to consist of a series of separate covenants, one for the Restricted Business carried on in each region included within the geographic area referred to above. The parties expressly agree that the character, duration and geographical scope of such provisions in this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of such provisions is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Founder, Purchaser and the Company that such non-competition provisions of this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Founder which are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company and Purchaser of the intended benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together they are more extensive than necessary to assure the Company and Purchaser of the intended benefit of such non-competition and non-solicitation provisions, it is expressly understood and agreed between the parties hereto that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

         4. NON-SOLICITATION.

            While Founder is employed by the Company or Purchaser and until two
(2) years after the termination or cessation of such employment for any reason, Founder will not, directly or indirectly, recruit, canvas or solicit (i) any employee of the Company or (ii) any employee of Purchaser with whom Founder has directly or indirectly worked or consulted or been in contact in connection with his employment by Purchaser within one year prior to such termination, or induce or attempt to induce any such employee of the Company or Purchaser to terminate his or her employment with, or otherwise cease his or her relationship with, the Company or Purchaser, as the case may be.

         5. RESTRICTED SHARES AND ASSUMED OPTIONS

            (A) Founder agrees and confirms that immediately prior to the Effective Date (i) he owned the number of shares of the Restricted Seller Stock set forth on Exhibit C to this Agreement and that such shares were subject to repurchase by the Company over a period of time, and (ii) the vesting schedule of the Restricted Seller Stock and unvested Assumed Options set forth on Exhibit B is correct.

            (B) Founder agrees that any restricted stock purchase agreement, stock option agreement, or option exercise notice and related documents (the "Restriction Agreements") pursuant to which Founder acquired the Seller Restricted Stock or was granted Assumed Options shall continue in full force and effect following the Merger with respect to the Unvested Shares into which the Restricted Seller Stock have been converted, and with respect to the Purchaser Common Stock issuable upon exercise of Assumed Options, respectively, except as amended hereby. Founder further agrees that the shares of Restricted Seller Stock set forth on Exhibit B remain subject to repurchase in accordance with terms of the applicable Restriction Agreements, as amended hereby, and Founder consents to the assignment by the Seller to the Purchaser of the right to repurchase such shares of Restricted Seller Stock. In the event there is any inconsistency between this Agreement and any Restriction Agreement, the provisions of this Agreement shall control.

            (C) Founder agrees that: (i) the Unvested Shares which remain subject to repurchase shall continue to be held by Purchaser until the repurchase rights lapse; (ii) no more frequently than once every 30 day period (the first such 30 day period to commence on the Effective Date), Purchaser shall use commercially reasonable efforts to deliver or cause its transfer agent to deliver to Founder, Unvested Shares that have vested during such 30 day period, and (iii) such distributions will take place on a specified day selected by Purchaser not later than fifteen (15) days following the close of the applicable 30 day period.

            (D) If, during the twelve (12) months following the Effective Date, the employment of the Founder is terminated without Cause (as defined below) or as a result of death or Disability or Founder resigns for Good Reason (as defined below): (i) all Unvested Shares purchased by such Founder prior to January 31, 2001 shall become fully vested and shall no longer be subject to repurchase and all unvested Assumed Options granted to Founder prior to January 31, 2001 shall become fully vested; and (ii) all Unvested Shares and Assumed Options, purchased or granted after January 31, 2001, respectively, shall with respect to Unvested Shares be subject to repurchase as provided in the Restriction Agreements and any unvested Assumed Options shall terminate. If the employment of Founder is terminated during such 12 month period for any other reason or is terminated thereafter for any reason whatsoever, the

Unvested Shares shall be subject to repurchase as provided in the Restriction Agreements and the remainder of any unvested Assumed Options shall terminate.

         For purposes of this Agreement, "CAUSE" shall mean (A) any material intentional or willful misconduct by the Founder (including, without limitation, disparagement that adversely affects the reputation of the Company or Purchaser); (B) conviction of a felony or any other crime involving moral turpitude, substance abuse (during or affecting the performance of employment related duties), misappropriation of funds or any other act of dishonesty related to such Founder's employment by the Company or Purchaser; (C) a material failure by Founder to perform his or her responsibilities to the Company or Purchaser, including without limitation, breach of a material provision of this Agreement, which, if susceptible to being cured, is not cured within fifteen
(15) Business Days from receipt of written notice thereof, or if not reasonably curable or susceptible to being cured within such period, corrective action shall have commenced within such fifteen (15) day period and shall have been completed within a reasonable period, or (D) failure to perform any lawful reasonably assigned duties after written notice from the Company or Purchaser, which failure is not cured within fifteen (15) Business Days from receipt of such written notice or if not reasonably curable within such period, corrective action shall have commenced within such fifteen (15) day period and shall have been completed with a reasonable period.

         For purposes of this Agreement "GOOD REASON" shall mean resignation within six months after (A) requiring the Founder to relocate the principal site of his employment more than 35 miles from the Founder's current location of his employment in San Jose, California, (B) a reduction in the base salary paid to Founder by the Company or Purchaser after the Merger from Founder's base salary in effect on the date hereof; or (C) a change in Founder's functional job area (e.g., if Founder, employed as an engineer, is moved to a non-engineering role), unless Founder consents in writing to such relocation, reduction or change; provided, however, that the occurrences described above shall not constitute Good Reason if the Company or Purchaser, as applicable, cures such occurrences within 30 Business Days from receipt of written notice thereof. Notwithstanding the above, Founder acknowledges that the Merger will result in changes in job titles and reporting lines, including the number of reports, as a result of the Company becoming a subsidiary of a large public company, and that Purchaser will be entitled to change reporting lines, including the number of reports, and job titles in the future to address business needs, so long as Founder is employed in the same functional job area in which he was employed prior to the Merger (e.g., an engineer in the development and custom design of application specific integrated circuits shall remain an engineer in the development and custom design of application specific integrated circuits or other related product areas for a wide range of Purchaser products and applications).

         For the purposes of this Agreement, "DISABILITY" shall mean Founder's inability to perform his duties because of an illness or accidental injury (but excluding on account of any psychological, emotional or stress-related disabilities) for a period of 180 calendar days in a 365 calendar day period, as certified by a physician satisfactory to Founder and the Company or Purchaser, as applicable. If there is no agreement as to a physician, Founder and the Company or Purchaser, as applicable, shall each select a physician and those two physicians shall together select a third physician, whose determination as to disability shall be binding on all parties.

            (E) Founder agrees to waive acceleration of vesting of all Unvested Shares held by Founder under agreements that provide for acceleration of vesting upon a change of control of the Company. Founder agrees that the Unvested Shares will, following the Effective Date, vest according to the Restriction Agreement, as if no change of control had occurred and acknowledges that the vesting schedule that will go into effect as of the Effective Date is attached hereto as Exhibit C. Except as specifically provided herein, all other terms and conditions of the Unvested Shares and Assumed Options shall be governed by the Restriction Agreement and the 2000 Stock Option Plan.

         6. REPRESENTATIONS AND WARRANTIES. The Founder represents and warrants, to and for the benefit of the Indemnitees, that: (a) he has full power and capacity to execute and deliver, and to perform all of the Founder's obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which he is or may be bound, or (ii) to Founder's Knowledge, any law, rule or regulation. The Founder's representations and warranties shall survive the expiration of the Restricted Period for an unlimited period of time.

         7. INDEPENDENCE OF OBLIGATIONS. The covenants of the Founder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Founder, on the one hand, and Company or Purchaser or any of their affiliates or subsidiaries, on the other hand, and the existence of any claim or cause of action by the Founder against Company or Purchaser or any of their affiliates or subsidiaries shall not constitute a defense to the enforcement of such covenants against the Founder.

         8. REMEDIES. The Founder expressly acknowledges that damages alone will not be an adequate remedy for any breach by the Founder of any of the covenants set forth in this Agreement and that Purchaser and the Company, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to injunctive relief, including, without limitation, specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by the Founder of any of said covenants. The rights and remedies of Purchaser and the other Indemnitees under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Purchaser and the other Indemnitees under this Agreement, and the obligations and liabilities of the Founder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. The Founder's obligations under this Agreement are absolute and nothing in this Agreement shall limit any of the Founder's obligations, or the rights or remedies of Purchaser or any of the other Indemnitees, under the Exchange Agreement; and nothing in the Exchange Agreement shall limit any of the Founder's obligations, or any of the rights or remedies of Purchaser or any of the other Indemnitees, under this Agreement. No breach on the part of Purchaser or any other party of any covenant or obligation contained in the Exchange Agreement or any other agreement or by virtue of any failure to perform or other breach of any obligation of Purchaser, any other Indemnitee or any other Person shall limit or otherwise affect any right or remedy of Purchaser or any of the other Indemnitees under this Agreement.

         9. SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10. NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered in the manner and to the address or facsimile telephone number set forth in Section 10.5 of the Exchange Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

         11. COUNTERPARTS; FACSIMILE. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed by facsimile, with such facsimile copy to serve as conclusive evidence of the consent and ratification of the matters contained herein by the parties hereto.

         12. SECTION HEADINGS; CONSTRUCTION. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "but not limited to."

         13. SUCCESSORS AND ASSIGNS; ASSIGNMENT. The Company or Purchaser may assign this Agreement to any other company or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of the Company and/or Purchaser. Purchaser may assign this Agreement to any of its Affiliates.

         14. WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         15. EXCLUSIVE AGREEMENT; MODIFICATION. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the parties hereto.

         16. GOVERNING LAW; VENUE. This Agreement shall be governed by the internal laws of the State of California, without regard to conflicts of law principles, as applied to agreements executed and to be performed entirely within California by residents thereof. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. THE FOUNDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

         17. FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing the Exchange.

         18. ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         19. NOT EMPLOYMENT CONTRACT. Founder acknowledges that this Agreement does not constitute a contract of employment and does not imply that the Company or Purchaser will continue his or her employment for any period of time. Founder acknowledges that his or her employment is "at will" and, as such, may be terminated by the Company, Purchaser or Founder at any time and for any reason.

         20. STAY OF TIME. In the event Founder violates the provisions of
Section 2 or Section 3 of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended on the date of such violation and shall resume on the date such violation permanently ceases.

         IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the date first above written.

                                 ALTEON WEBSYSTEMS, INC.

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 NORTEL NETWORKS CORPORATION

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:



                                 FOUNDER

                                 -----------------------------------------------
                                 Name:

                                 Address:

                                 -----------------------------------------------
                                 -----------------------------------------------
                                 -----------------------------------------------

                                    EXHIBIT C

                         EMPLOYEE STOCKHOLDER AGREEMENT

         This Agreement, dated as of _________ __, 2001, is between ALTEON WEBSYSTEMS, INC., a Delaware corporation (the "Company"), NORTEL NETWORKS CORPORATION, a Canadian corporation ("Purchaser"), and _______________ (the "Employee"), an employee of Candlestick Networks, Inc. ("Seller") prior to the Effective Time and an employee of the Company or Purchaser as of the Effective Time. For purposes of this Agreement, Purchaser includes Affiliates of Purchaser. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Exchange Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Exchange Agreement (as defined below).

RECITALS

         WHEREAS, the Company, Purchaser and Seller have entered into an Amended and Restated Exchange Agreement and Plan of Reorganization, dated as of May __, 2001 attached hereto as Exhibit A (the "Exchange Agreement"), pursuant to which Seller will be merged with and into the Company and the Company will continue as a subsidiary of Purchaser (the "Merger");

         WHEREAS, prior to the Effective Date (as defined below) of the Merger, Employee may have been granted options under the Candlestick Networks, Inc. 2000 Option Plan pursuant to the terms and conditions of a stock option agreement containing vesting requirements and other provisions, which options have been assumed by Purchaser pursuant to the terms of the Exchange Agreement;

         WHEREAS, Employee will receive significant consideration pursuant to the terms of the Merger, consisting principally of shares of Purchaser common stock ("Purchaser Common Stock") or the right to acquire shares of Purchaser Common Stock upon exercise of such options of the Seller assumed by Purchaser pursuant to the terms of the Exchange Agreement (the "Assumed Options");

         WHEREAS, Employee may have purchased shares of Seller Common Stock prior to the Merger some of which, immediately prior to the Effective Time, remained subject to repurchase by the Seller and are therefore, upon consummation of the Merger, Unvested Shares, as such terms are defined in the Exchange Agreement;

         WHEREAS, Employee, the Company and Purchaser wish to confirm the vesting schedule of the Assumed Options and to confirm the status of any Unvested Shares and the assignment by the Seller of the repurchase rights to Purchaser;

         WHEREAS, in order to preserve the value of the business being acquired by Purchaser, the Exchange Agreement requires, among other things, that Employee enter into this Agreement and that the effective date of this Agreement (the "Effective Date") will be the Closing Date (as defined in the Exchange Agreement); and

         WHEREAS, prior to the Merger, Employee and the Seller were parties to a Proprietary Information and Inventions Agreement (the "Prior Agreement").

         NOW, THEREFORE, in consideration of the mutual promises and representations made in this Agreement, the Company, Purchaser and Employee agree as follows:

AGREEMENT

1.       PRIOR AGREEMENT

            (a) Employee confirms he or she has executed and delivered to the Seller the Prior Agreement in the form attached to this Agreement as Exhibit B and agrees with Purchaser and the Company that the Prior Agreement shall continue in full force and effect after the Merger with respect to Employee's employment with and by the Company or Purchaser, except to the extent that the Prior Agreement is specifically amended hereby.

            (b) After the Merger the term "Company" and Candlestick Networks, Inc. as used in the Prior Agreement shall include the Company (as defined herein) and Purchaser, as applicable.

            (c) Section 2(d) and Section 7 of the Prior Agreement are deleted in their entirety and Section 7 is replaced with Section 4 of this Agreement.

            (d) Employee understands and agrees that, on and after the Merger, the Company and Purchaser shall commence the integration of the Seller's existing compensation, benefits and other employment plans, policies, programs and practices ("Employment Programs") with those of Purchaser and that the Company may make changes in its Employment Programs as it deems appropriate in its sole discretion, subject to applicable legal requirements, required Purchaser approvals and the terms of any applicable plans, policies, programs and practices. Purchaser will use reasonable efforts to ensure that, in the aggregate, such Employment Programs, excluding equity-based benefits, plans, or programs, are substantially equivalent to those benefits now being provided to the Employee, which such benefits have been disclosed to the Purchaser.

            (e) In the event there is any inconsistency between this Agreement and any Prior Agreement, the provisions of this Agreement shall control.

2.       ASSUMED OPTIONS AND UNVESTED SHARES

            (a) Employee agrees and confirms that immediately prior to the Effective Time: (i) he or she owned the number of Assumed Options and/or shares of Restricted Seller Stock, as set forth on Exhibit C hereto; and (ii) the vesting schedule for the Assumed Options and any Restricted Seller Stock held by Employee and currently in effect, prior to the execution of this Agreement, as set forth on Exhibit C hereto is correct. Employee further agrees and confirms that the vesting schedule as set forth on Exhibit C will be the continuing vesting schedule after the Effective Date.

            (b) Employee agrees that any restricted stock purchase agreement, stock option agreement, or option exercise notice (a "Restriction Agreement") pursuant to which Employee acquired the Restricted Seller Stock or Assumed Options shall continue in full force and effect following the Merger with respect to the Unvested Shares into which the Restricted Seller Stock have been converted, and with respect to the Purchaser Common Stock issuable upon exercise of Assumed Options, except as amended hereby. Employee further agrees that any shares of Restricted Seller Stock, as reflected on Exhibit B, remain subject to repurchase in accordance with terms of the applicable Restriction Agreements, as amended hereby, and Employee consents to the assignment by Seller to Purchaser of the right to repurchase such shares. In the event there is any inconsistency between this Agreement and any Restriction Agreement, the provisions of this Agreement shall control.

            (c) Employee agrees that: (i) the Unvested Shares which remain subject to repurchase shall continue to be held by Purchaser until the repurchase rights lapse; (ii) no more frequently than once every 30 day period (the first such 30 day period to commence on the Effective Date), Purchaser shall use commercially reasonable efforts to deliver or cause its transfer agent to deliver to Employee, Unvested Shares that have vested during such 30 day period, and (iii) such distributions will take place on a specified day selected by Purchaser not later than fifteen (15) days following the close of the applicable 30 day period.

            (d) If, during the twelve (12) months following the Effective Date, the employment of the Employee is terminated without Cause (as defined below) or as a result of death or Disability or Employee resigns for Good Reason (as defined below): (i) all Unvested Shares purchased by such Employee prior to January 31, 2001 shall become fully vested and shall no longer be subject to repurchase and all unvested Assumed Options granted to Stockholder prior to January 31, 2001 shall become fully vested; and (ii) all Unvested Shares and Assumed Options, purchased or granted after January 31, 2001, shall with respect to Unvested Shares be subject to repurchase as provided in the Restriction Agreements and any unvested Assumed Options shall terminate. If the employment of Employee is terminated during such period for any other reason or is terminated thereafter for any reason whatsoever, the Unvested Shares shall be subject to repurchase as provided in the Restriction Agreements and the remainder of any unvested Assumed Options shall terminate.

         For purposes of this Agreement, "CAUSE" shall mean (A) any material intentional or willful misconduct by the Employee (including, without limitation, disparagement that adversely affects the reputation of the Company or Purchaser); (B) conviction of a felony or any other crime involving moral turpitude, substance abuse (during or affecting the performance of employment related duties), misappropriation of funds or any other act of dishonesty related to such Employee's employment by the Company or Purchaser; (C) a material failure by Employee to perform his or her responsibilities to the Company or Purchaser, including without limitation, breach of a material provision of this Agreement, which, if susceptible to being cured, is not cured within fifteen (15) Business Days from receipt of written notice thereof, or if not reasonably curable or susceptible to being cured within such period, corrective action shall have commenced within such fifteen (15) day period and shall have been completed within a reasonable period, or (D) failure to perform any lawful reasonably assigned duties after written notice from the Company or Purchaser, which failure is not cured within fifteen (15) Business Days from receipt of such written notice or if not reasonably curable within such period, corrective action shall have commenced within such fifteen (15) day period and shall have been completed with a reasonable period.

         For purposes of this Agreement "GOOD REASON" shall mean resignation within six months after (A) requiring the Employee to relocate the principal site of his employment more than 35 miles from the Employee's current location of his employment in San Jose, California, (B) a reduction in the base salary paid to Employee by the Company or Purchaser after the Merger from Employee's base salary in effect on the date hereof; or (C) a change in Employee's functional job area (e.g., if Employee, employed as an engineer, is moved to a non-engineering role), unless Employee consents in writing to such relocation, reduction or change; provided, however, that the occurrences described above shall not constitute Good Reason if the Company or Purchaser, as applicable, cures such occurrences within 30 Business Days from receipt of written notice thereof. Notwithstanding the above, Employee acknowledges that the Merger will result in changes in job titles and reporting lines as a result of the Seller being merged with and into the Company which is a subsidiary of a large public company, and that Purchaser will be entitled to change reporting lines and job titles in the future to address business needs, so long as Employee is employed in the same functional job area in which he was employed prior to the Merger (e.g., an engineer in the development and custom design of application specific integrated circuits shall remain an engineer in the development and custom design of application specific integrated circuits or other related product areas for a wide range of Purchaser products and applications).

         For the purposes of this Agreement, "DISABILITY" shall mean Employee's inability to perform his duties because of an illness or accidental injury (but excluding on account of any psychological, emotional or stress-related disabilities) for a period of 180 calendar days in a 365 calendar day period, as certified by a physician satisfactory to Employee and the Company or Purchaser, as applicable. If there is no agreement as to a physician, Employee and the Company or Purchaser, as applicable, shall each select a physician and those two physicians shall together select a third physician, whose determination as to disability shall be binding on all parties.

3.       REPRESENTATIONS AND WARRANTIES

            3.1 Power and Capacity; Authorization. Such Employee has all necessary power, authority and legal capacity to execute and deliver this Agreement and the other Transactional Agreements to which he or she is a party, to perform such Employee's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transactional Agreements to which he or she is a party has been duly executed and delivered by such Employee and constitutes the legal, valid and binding agreement of such Employee, enforceable against such Employee in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

            3.2 No Conflicts. The execution, delivery and performance of this Agreement and the other Transactional Agreements to which he or she is a party by such Employee will not: (i) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree by which such Employee or any of its assets is bound; or (ii) conflict with or result in a breach of or default under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which such Employee is a party or by which such Employee or any of its assets is bound.

4.       NON-SOLICITATION

         While Employee is employed by the Company or Purchaser and until one
(1) year after the termination or cessation of such employment for any reason, Stockholder will not, directly or indirectly, recruit or solicit (i) any employee of the Company or (ii) any employee of Purchaser with whom Employee has directly or indirectly worked or consulted or been in contact in connection with his or her employment by Purchaser within one year prior to such termination, or induce or attempt to induce any such employee of the Company or Purchaser to terminate his or her employment with, or otherwise cease his or her relationship with, the Company or Purchaser, as the case may be.

5.       MISCELLANEOUS

            (a) Not Employment Contract. Employee acknowledges that this Agreement does not constitute a contract of employment and does not imply that the Company or Purchaser will continue his or her employment for any period of time. The Employee acknowledges that his or her employment is "at will" and, as such, may be terminated by the Company, Purchaser or the Employee at any time and for any reason.

            (b) Interpretation. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.

            (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) Waiver of Rights. No delay or omission by the Company or Purchaser in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company or Purchaser on any one occasion is effective only in that instance and will not be construed as a bar to, or waiver of, any right on any other occasion.

            (e) Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and Purchaser and are considered by Employee to be reasonable for such purpose. Employee agrees that any breach of this Agreement is likely to cause the Company and Purchaser substantial and irreparable damage and therefore, in the event of any such breach, Employee agrees that the Company and Purchaser, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

            (f) Assignability. The Company or Purchaser may assign this Agreement to any other company or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of the Company and/or Purchaser. Purchaser may assign this Agreement to any of its affiliates.

            (g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by telecopy, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any nationally-recognized overnight courier service, such as Federal Express, providing proof of delivery. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of hand delivery, on the date of such delivery, (ii) in the case of telecopy, on the date sent if confirmation of receipt is received, (iii) in the case of a nationally-recognized overnight courier service, in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (iv) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted; provided, that, in each such case a delivery received after 5:00 p.m. local time shall be deemed to be delivered the next Business Day. "Business Day" means any day other than a day on which either the New York Stock Exchange or the Toronto Stock Exchange is closed. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Employee:                        The address set forth on the signature
                                       page to this Agreement

If to Nortel Networks or the Company:  Nortel Networks Corporation
                                       8200 Dixie Road, Suite 100
                                       Brampton, Ontario
                                       Canada
                                       Facsimile:  (905) 863--8386
                                       Attention:  Corporate Secretary

                                       and

                                       Nortel Networks Corporation
                                       8200 Dixie Road, Suite 100
                                       Brampton, ON, Canada L6T 5P6
                                       Facsimile: (905) 863-8261
                                       Attention: Khush Dadyburjor

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the matter set forth above.

            (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Matters subject to binding arbitration under the Prior Agreement(s) shall remain subject to such arbitration. Disputes over matters covered by the Escrow Agreement shall be governed by the provisions of Exchange Agreement or the Escrow Agreement, as applicable. Any other action, suit or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of California (or, if appropriate, a Federal court located within California), and the Company, Purchaser and Employee each consents to the jurisdiction of such a court. THE EMPLOYEE IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY PROCEEDING RELATING TO THIS AGREEMENT OR ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

            (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed by facsimile, with such facsimile copy to serve as conclusive evidence of the consent and ratification of the matters contained herein by the parties hereto.

            (j) EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS CAREFULLY READ THIS AGREEMENT AND THE EXCHANGE AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

         IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the date first above written.

                               ALTEON WEBSYSTEMS, INC.

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               NORTEL NETWORKS CORPORATION

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               EMPLOYEE

                               -------------------------------------------------
                               Name:

                               Address:

                               -------------------------------------------------
                               -------------------------------------------------
                               -------------------------------------------------

                                    EXHIBIT D

                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made as of ________ __, 2001, by and among: NORTEL NETWORKS CORPORATION, a Canadian corporation ("Purchaser"), ALTEON WEBSYSTEMS, INC., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Alteon"), the STOCKHOLDERS SET FORTH ON THE SIGNATURE PAGES HERETO (the "Stockholders") of CANDLESTICK NETWORKS, INC. ("Seller"), a Delaware corporation, PRAVAT MISHRA as agent to the Stockholders (the "Agent") and [U.S. BANK TRUST NATIONAL ASSOCIATION], a national banking association (the "Escrow Agent"). Certain capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Amended and Restated Exchange Agreement and Plan of Reorganization, dated May __, 2001, by and between Purchaser, Alteon and Seller (as defined therein) attached hereto as Exhibit A (the "Exchange Agreement").

RECITALS

A. Concurrently with the execution of this Agreement, and as a condition and inducement to Purchaser's willingness to enter into the Exchange Agreement, each Stockholder shall enter into with Purchaser and Alteon either an Employee Stockholder Agreement, in the form of Exhibit B (the "Employee Stockholder Agreement") or a Stockholder/Non-Competition Agreement in the form of Exhibit C (the "Non-Competition Agreement", together with the Employee Stockholder Agreement, the "Stockholder Agreements").

B. The Exchange Agreement and the Stockholder Agreements contemplate the establishment of an escrow arrangement to secure the indemnification obligations of the Stockholders hereunder and under the Exchange Agreement.

C. Pursuant to Section 7 hereof , the Stockholders have appointed Pravat Mishra to serve as their Agent for, among other things, all matters set forth herein and in Section 9 of the Exchange Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and intending to be legally bound, the parties agree as follows: 1. Escrow and Indemnification.

         1.1 ISSUANCE OF AND DELIVERY OF PURCHASER COMMON STOCK; RELEASE OF SELLER STOCK CERTIFICATES; ESCROW STOCK. In accordance with the terms of the Exchange Agreement, Purchaser's transfer agent shall deliver to the Escrow Agent, on behalf and in the name of the Stockholders, one or more certificates representing 15% of the number of whole shares of Purchaser Common Stock that each of such Stockholders have the right to receive pursuant to the provisions of Section 1.8 of the Exchange Agreement (the "Escrow Stock"). The Agent shall deliver to the Escrow Agent forms of assignment separate from certificate fully executed by each Stockholder and each bearing a "medallion" signature guarantee. The Escrow Stock shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Stockholders hereunder and under the Exchange Agreement. The Escrow Stock shall be registered in the names of the Stockholders in accordance with their ownership interests set forth in Exhibit D. The Escrow Fund shall be held as a trust fund solely to satisfy each Stockholder's indemnification obligations hereunder and under the Exchange Agreement, and it is the intention of Purchaser, Alteon, the Stockholders and the Agent that the Escrow Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Stockholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the

Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement and the Exchange Agreement. The Escrow Stock shall be retained in the Escrow Fund until the Initial Escrow Account Release Date and the Final Escrow Termination Date, as applicable.

         1.2 VOTING OF THE ESCROW STOCK. The record owners of the Escrow Stock shall be entitled to exercise all voting rights with respect to such Escrow Stock.

         1.3 DIVIDENDS, ETC. Purchaser and each of the Stockholders agree, for the benefit of Purchaser and the Escrow Agent, that any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Stock shall not be distributed to the record owners of the same, but rather shall be distributed by Purchaser to and held by the Escrow Agent in the Escrow Account. Unless and until the Escrow Agent receives such cash, securities or other property, it may assume without inquiry that the Escrow Stock currently being held by it in the Escrow Account is all that the Escrow Agent is, required to hold. At the time any Escrow Stock is required to be released from the Escrow Account to any Person pursuant to this Escrow Agreement or the Exchange Agreement, any cash, securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Stock shall be released from the Escrow to such Person in accordance with such Person's pro-rata interest in the Escrow Stock.

         1.4 TRANSFERABILITY. The interests of the Stockholders in the Escrow Account and in the Escrow Stock shall not be sold, assigned, pledged, hypothecated or transferred prior to the distribution of the Escrow Stock in accordance with the provisions of this Agreement.

         1.5 FRACTIONAL SHARES. No fractional shares of Purchaser Common Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Stock from the Escrow Account, Purchaser and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account.

         1.6 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each Stockholder, severally and not jointly, represents, warrants and covenants to Purchaser as follows:

         (a) Seller Representations and Warranties; Stockholder Indemnity. Such Stockholder is aware that the Seller has made certain representations and warranties in the Exchange Agreement. Such Stockholder agrees that such Stockholder's portion of the Escrow Fund may be utilized as provided herein to indemnify and defend the Indemnified Parties, and hold the Indemnitees harmless, from any claim for indemnification, whether based upon a representation, warranty or covenant of the Seller set forth in the Exchange Agreement or of the Stockholder set forth herein or in any of the Transactional Agreements. The Stockholder agrees that Section 9 of the Exchange Agreement is incorporated herein by reference. Further, each Stockholder shall indemnify, defend and hold harmless the Indemnitees from any Damages incurred or suffered as a result of or arising out of or related to a Stockholder Representation Indemnity Claim or a Stockholder Fraud Indemnity Claim. "Stockholder Representation Indemnity Claim" means an indemnity claim based on, arising from, resulting from or relating to
(A) an inaccuracy in a representation by the Stockholder in any Transactional Agreement, or (B) any Third Party Claim that, if true, would demonstrate an inaccuracy in a representation of a Stockholder in any Transactional Agreement or (C) a breach by an Stockholder of any covenant contained in any Transactional Agreement. "Stockholder Fraud Indemnity Claim" means an indemnity claim based on, arising from, resulting from or relating to, in whole or in part, fraud committed personally by one or more Stockholder(s) or as to which one or more specified Stockholder(s) participated or aided or abetted. The word "fraud" means fraud as defined in applicable common law provisions.

         (b) Power and Capacity; Authorization. Such Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. No corporate, partnership or other acts or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been executed and delivered by such Stockholder and constitutes the legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto.

         (c) No Conflicts. The execution, delivery and performance of this Agreement by such Stockholder will not: (i) conflict with or result in a breach of or default under any charter or formation documents or trust instruments of such Stockholder; (ii) to the knowledge of Stockholder, result in a violation of any law, rule, ordinance, regulation, order, judgment or decree by which such Stockholder is bound; or (iii) conflict with or result in a material breach of or default under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which such Stockholder is a party or by which such Stockholder is bound, which conflict, breach or default would impair the ability of such Stockholder to perform such Stockholder's obligations under this Agreement.

         (d) Ownership of Stock. Such Stockholder is immediately prior to the Effective Time of the Merger, the lawful owner, of record and beneficially, of the number of outstanding shares of capital stock of the Seller set forth in Exhibit D, free and clear of all liens, encumbrances, restrictions and claims of every kind.

         (e) Canadian Resident. Such Stockholder is not a resident of Canada.

         (f) Investment Representations.

               (I) The Stockholder is acquiring Purchaser Common Stock for his own account for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

               (II) As indicated on the signature page hereto, the Stockholder is either (i) an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and, by reason of his business or financial experience, the Stockholder has the capacity to protect his own interests in connection with the transactions contemplated by this Agreement and is able to bear the economic risks of an investment in Purchaser Common Stock, or (ii) the Stockholder has utilized the services of ________________________ as his Purchaser Representative for purposes of analyzing the business and financial risks of the Merger.

               (III) The Stockholder has been advised that, unless an exemption from registration under the Securities Act is obtained pursuant to section 5.3 of the Exchange Agreement, the Purchaser Common Stock to be issued in the Merger is not registered and is deemed "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 as currently in effect will not be available in any event for at least one year from the date of issuance, and even then will not be available unless (i) a public trading market then exists for such Purchaser Common Stock, (ii) adequate information concerning Purchaser is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of Purchaser Common Stock may be made by such Founder only in accordance with such terms and conditions.

               (IV) The Stockholder acknowledges that, unless an exemption from registration under the Securities Act is obtained pursuant to section 5.3 of the Exchange Agreement, Purchaser Common Stock will bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER.

         (g) RESALE RESTRICTIONS. Such Stockholder has been advised that the Parent Common Stock to be issued in the Merger may be sold, and agrees to sell such shares of Parent Common Stock, only in accordance with Rule 145(d) promulgated under the Securities Act.

         2. ADMINISTRATION OF ESCROW ACCOUNT. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

         2.1 If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under any of the Transactional Agreements, such Indemnitee may deliver a claim notice (a "Claim Notice") to the Agent and to the Escrow Agent in accordance with Section 10 below; provided, that if the Indemnitee's claim is based on, arising out of or relating to an Stockholder Representation Indemnity Claim or a Stockholder Fraud Claim, the Indemnitee shall deliver a Claim Notice to the Agent and each Stockholder against whom the Indemnitee is asserting a right to indemnification (the "Indemnifying Stockholders"). Each Claim Notice shall state that such Indemnitee believes in good faith and after investigation that there is or has been a breach of a representation, warranty or covenant contained in one of the Agreements or that such Indemnitee is entitled to indemnification, compensation or reimbursement under the Exchange Agreement and contain a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a nonbinding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

         2.2 Within 30 Business Days ("Business Day" shall mean any day other than a day on which either the New York Stock Exchange or the Toronto Stock Exchange is closed) after receipt by the Agent and the Escrow Agent (or, in the case of a Stockholder Representation Claim or a Stockholder Fraud Claim, receipt by the Indemnifying Stockholder) of a Claim Notice, the Agent (or in the case of a Stockholder Representation Claim or a Stockholder Fraud Claim, the Indemnifying Stockholder(s) representing a majority interest with respect to such claim) may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Agent (or a majority interest of the Indemnifying Stockholders, as the case may be):
(i) agrees that a whole number of shares of Escrow Stock having a Stipulated Value (defined below in Section 3) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, (ii) agrees that a whole number of shares of Escrow Stock having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee or (iii) indicates that no Escrow Stock may be released from the Escrow Account to the Indemnitee; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE AGENT AGREE TO RELEASE A WHOLE NUMBER OF SHARES OF ESCROW STOCK WITH AN AGGREGATE VALUE THAT EXCEEDS THE STIPULATED VALUE FOR ANY CLAIMED AMOUNT OR OTHERWISE. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not delivered to the Escrow Agent within such 30 business-day period, then the Agent (or a majority interest of the Indemnifying Stockholders, as the case may be) shall be deemed to have agreed that a whole number of Escrow Stock having a Stipulated Value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account up to the whole number of shares of Escrow Stock equal to the Stipulated Value.

If the Agent (or a majority interest of the Indemnifying Stockholders, as the case may be) delivers a Response Notice agreeing that a whole number of shares of Escrow Stock having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if the Agent (or a majority interest of the Indemnifying Stockholders, as the case may be) does not deliver a Response Notice in accordance with Section 2.2 above, the Escrow Agent shall promptly following the receipt of the Response Notice (or, if the Agent has not delivered a Response Notice, promptly following the expiration of the 30 business-day period referred to in Section 2.2 above), deliver to such Indemnitee such Escrow Stock.

         2.3 If the Agent (or a majority interest of the Indemnifying Stockholders, as the case may be) delivers a Response Notice agreeing that a whole number of shares of Escrow Stock having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall promptly following the receipt of the Response Notice deliver to such Indemnitee Escrow Stock equal to the Agreed Amount.

         2.4 If the Agent (or a majority interest of the Indemnifying Stockholders, as the case may be) delivers a Response Notice indicating that there is a Contested Amount, the Agent and the Indemnitee shall attempt, as soon as practicable, in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Agent (or a majority interest of the Indemnifying Stockholders, as the case may be) shall resolve such dispute, such resolution shall be binding on all of the Stockholders and a settlement agreement containing the terms and conditions of such resolution shall be signed by the Indemnitee and the Agent (or a majority interest of the Indemnifying Stockholders, as the case may be) and delivered to the Escrow Agent. The Escrow Agent shall release Escrow Stock from the Escrow Account in connection with any Contested Amount within 5 Business Days after the delivery to it of a copy of a settlement agreement executed by the Indemnitee and the Agent setting forth instructions to the Escrow Agent as to the Stipulated Value of the Escrow Stock, if any, to be released from the Escrow Account, with respect to such Contested Amount.

         2.5 Any Escrow Stock released from the Escrow Account to an Indemnitee shall be deemed to reduce the Escrow Stock pro rata with respect to each Stockholder in accordance with each Stockholder's percentage interest in the Escrow Fund as set forth in Exhibit D; provided, however, that with respect to a Stockholder Representation Indemnity Claim or a Stockholder Fraud Indemnity Claim, each Stockholder shall be responsible for the full amount of such a indemnity claim based on such Stockholder's representations or fraud perpetrated by such Stockholder. No Stockholder shall have any responsibility for a Stockholder Representation Claim arising out of the stockholder representations or breaches of another Stockholder and no Stockholder shall have any responsibility for a Stockholder Fraud Indemnity Claim unless such Stockholder shall have committed, participated in or aided and abetted such fraud. Those Stockholders who have participated in fraud with regard to a Stockholder Fraud Indemnity Claim shall be jointly and severally liable for all Damages payable to the Indemnitees hereunder.

         2.6 The timing of the giving of a Claim Notice shall be within the exclusive prerogative of the Indemnitee. No delay on the part of the Indemnitee in giving a Claim Notice Pursuant to Section 2 shall relieve the Stockholders of any liability or obligation under this Agreement, except to the extent that such delay materially prejudices the Stockholders; provided, however, that to be effective, a Claim Notice must be filed on or prior to the Initial Escrow Account Release Date with respect to all claims other than a claim pursuant to
Section 9.2(a)(vi) of the Exchange Agreement and a Claim Notice must be filed on or prior to the Final Escrow Termination Date with respect a claim pursuant to
Section 9.2(a)(vi) of the Exchange Agreement.

         3. VALUATION OF ESCROW STOCK; STOCK SPLITS.

         3.1 For purposes of this Agreement, the "Stipulated Value" per share of Escrow Stock shall be equal to the volume weighted average of the closing sales prices of a share of Purchaser Common Stock as reported on the New York Stock Exchange as reported by Bloomberg (for trading during regular trading hours, not extended trading) for the 30 consecutive trading days ending on the 5th trading day prior to the date any shares of Escrow Stock are to be released from escrow by the Escrow Agent pursuant to Sections 2.2, 2.3, 2.4, 2.5 or 5 of this Agreement. Purchaser and Agent shall deliver to the Escrow Agent, prior to any such release, a jointly-signed certificate that shall set forth the Stipulated Value, on which certificate the Escrow Agent may rely without inquiry.

         3.2 All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Purchaser after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Purchaser Common Stock or other property pursuant to Section 1.3 above, together with an updated version of Exhibit D.

         4. LIMITATION OF ESCROW AGENT'S LIABILITY.

         4.1 The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. The Escrow Agent may rely on and use the Stock Powers and shall not be liable in connection therewith. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. The Escrow Agent shall not be liable for incidental, consequential or punitive damages.

         4.2 The parties hereby agree to severally indemnify the Escrow Agent for, and hold it harmless against, any loss liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The reasonable costs and expenses of enforcing this right of indemnification shall also be paid by the parties.

         5. RELEASE OF ESCROW STOCK. The Escrow Agent is not the stock transfer agent for the Purchaser Common Stock. Accordingly, if a distribution of a number of shares of Purchaser Common Stock less than all of the Escrow Stock is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates and related Stock Powers. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Purchaser Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates and Stock Powers to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Purchaser Common Stock shall be made to Purchaser or the Stockholders, as appropriate, at the addresses described in Section 10 below. Whenever a distribution is to be made to the

Stockholders, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Fund originally as set forth in Exhibit D, and as adjusted thereafter in accordance with Section 2.5 hereof. Exhibit D may be updated from time to time upon receipt of written notice from Purchaser and Agent regarding any adjustment in accordance with Section 2.5. Promptly after the Initial Escrow Account Release Date, upon receipt of written notice from Purchaser and Agent (which Purchaser and Agent agree to deliver to Escrow Agent within ten Business Days after the Initial Escrow Account Release Date and setting forth the number of Unvested Shares and shares of vested Purchaser Common Stock then held by each Stockholder in Escrow), the Escrow Agent shall distribute or cause Purchaser's transfer agent to distribute to each Stockholder such Stockholder's pro rata portion of the shares of Purchaser Common Stock then held in escrow based on the percentage interests set forth in such notice; provided, however, that the Escrow Agent shall retain a number of shares of Escrow Stock equal to 1/3 of the total number of shares of Escrow Stock initially deposited into the Escrow Account upon the Closing (the "Tax Indemnity Shares") and if, prior to the Initial Escrow Account Release Date, any Indemnitee has given a Claim Notice containing a claim that has not been resolved prior to the Initial Escrow Account Release Date (other than a claim pursuant to Section 9.2(a)(vi) of the Exchange Agreement), the Escrow Agent shall (i) retain an additional number of shares of Escrow Stock having a Stipulated Value equal to the Claimed Amount of such unresolved Claim Notice in the Escrow Account until the claim has been resolved ("Pending Claim Shares") and (ii) release all other shares of vested Escrow Stock being released to each Stockholder in accordance with such Stockholder's percentage interests in the Escrow Fund. Any shares of Escrow Stock being released at the Initial Escrow Account Release Date that are Unvested Shares will be returned to Purchaser and distributed in accordance with Section 1.8(c) of the Exchange Agreement. Promptly after the Final Escrow Termination Date, upon receipt of written notice from Purchaser and Agent (which Purchaser and Agent agree to deliver to Escrow Agent within ten Business Days after the Final Escrow Termination Date and setting forth the number of Unvested Shares and shares of vested Purchaser Common Stock then held by each Stockholder in Escrow), the Escrow Agent shall distribute or cause Purchaser's transfer agent to distribute to each Stockholder such Stockholder's pro rata portion of the shares of Purchaser Common Stock remaining in escrow based on the percentage interests in the Escrow Fund as set forth in such notice; provided, however, that if, prior to the Final Escrow Termination Date, any Indemnitee has given a Claim Notice containing a claim pursuant to Section 9.2(a)(vi) of the Exchange Agreement that has not been resolved prior to the Final Escrow Termination Date, the Escrow Agent shall (i) retain a number of shares of Escrow Stock having a Stipulated Value equal to the Claimed Amount of such unresolved Claim Notice in the Escrow Account until the claim has been resolved and (ii) release all other shares of vested Escrow Stock to each Stockholder in accordance with such Stockholder's percentage interests in the Escrow Fund. Each release of Escrow Shares to the Stockholders shall include the release of vested shares and Unvested Shares in the same proportion as vested shares and Unvested Shares are then held in escrow. In connection with the release of Escrow Shares to satisfy an indemnity claim, vested shares shall be released to the Indemnitees prior to the release of Unvested Shares.

         6. TERMINATION. On the first anniversary of the Closing Date (the "Initial Escrow Account Release Date") the Escrow Agent shall release to the Stockholders all of the Escrow Stock then held in the Escrow Account, except (i) the Tax Indemnity Shares for which this Agreement shall continue in full force and effect until the Final Escrow Termination Date and (ii) any Pending Claim Shares for which this Agreement shall continue in full force and effect until the pending claim has been fully adjudicated or otherwise resolved and the Pending Claim Shares released in accordance with this Agreement. This Agreement shall terminate with respect to the Tax Indemnity Shares on the fourth anniversary of the Closing Date, or earlier, upon release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement (the "Final Escrow Termination Date"); provided, however, that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim pursuant to Section 9.2(a)(vi) of the Exchange Agreement that has not been resolved by the Final Escrow Termination Date, then this

Agreement shall continue in full force and effect until the claim has been fully adjudicated or otherwise resolved and the Tax Indemnity Shares released in accordance with this Agreement.

         7. THE AGENT.

         7.1 Upon consummation of the Merger and in consideration of issuance of the Escrow Stock, each Stockholder shall be deemed to have irrevocably appointed the Agent as his or her attorney in fact to pay, contest, defend, settle, compromise or otherwise dispose of any claim made by an Indemnitee in accordance with this Agreement and the Exchange Agreement. No further documentation shall be required to evidence such appointment, and such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable. Pravat Mishra in his capacity as the Agent, shall be empowered to act in his sole discretion with respect to all matters arising under this Agreement.

         7.2 The Agent shall deliver a copy of any Claim Notice from any Indemnitee to each of the Stockholders promptly after receipt thereof. Unless instructed to the contrary, in a written notice delivered to the Agent within fifteen (15) days following the date on which the Claim Notice was first received by the Agent, by Stockholders representing at least a majority of the Escrow Stock (a "Majority Interest"), the Agent shall be authorized, in the Agent's sole and absolute discretion, to contest or not to contest the claims and to initiate such steps as the Agent deems necessary or advisable in connection therewith. In the event that the Agent elects not to contest the claims, the Agent shall so inform the Stockholders in writing within twenty (20) days following the date the Claim Notice was first received by the Agent. Notwithstanding the foregoing, in the event that Stockholders representing a Majority Interest instruct the Agent, in a written notice delivered to the Agent within fifteen (15) days following the date on which the Claim Notice was first received by the Agent, to contest the claims referred to in the Claim Notice, the Agent shall do so, subject to Section 7.3 of this Agreement, in such manner as the Agent deems necessary or advisable to protect the Stockholders' interest.

         7.3 Each Stockholder hereby agrees that he or she shall act, in connection with the matters covered by this Agreement, including without limitation the defense or settlement of any claims, solely through the Agent. Each Stockholder expressly acknowledges and agrees that he or she hereby waives any right or authority to act on his or her own behalf in connection with the matters covered by this Agreement, except as expressly provided to the contrary herein. The acts of the Agent pursuant to this Agreement shall be binding upon each of the Stockholders.

         7.4 The Agent shall be entitled to treat as genuine any letter, paper, facsimile, telex, or other document furnished or caused to be furnished to it by any party to this Agreement and believed by the Agent to be genuine and to have been telexed, telegraphed, faxed, or cabled or signed and presented by any party to this Agreement.

         7.5 If the Agent shall die, become disabled or otherwise be unable to fulfill his, her or its responsibilities hereunder, Stockholders representing a majority interest shall, within 10 days after such death or disability, appoint a successor to the Agent and immediately thereafter notify Purchaser of the identity of such successor. Any such successor shall succeed the Agent as Agent hereunder. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Majority Interest Stockholders.

         7.6 The Agent may: (i) modify, amend or otherwise change this Agreement or any of the terms or provisions included herein (including modifications, amendments or changes subsequent to Closing), (ii) take all actions and execute all documents under this Agreement and the Exchange Agreement reasonably necessary or desirable to consummate the Exchange and the transactions contemplated by the Exchange Agreement, and take all actions and execute all documents which may be necessary or desirable in connection therewith, (iii) give and receive consents and all notices hereunder,

(iv) authorize delivery to Purchaser of Seller Common Stock, cash or other property from the Escrow Fund, object to such deliveries, agree to, negotiate, enter into settlements and compromises of this Agreement and the Exchange Agreement, and take all actions necessary or appropriate in the judgment of the Agent for the accomplishment of the foregoing and (v) deal with Purchaser exclusively on all matters relating to the Exchange Agreement. Purchaser and the Escrow Agent shall be entitled to deal exclusively with the Agent on all matters set forth in this Section 7 and shall be entitled to rely exclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by the Agent, and on any other action taken or purported to be taken on behalf of any Stockholder by the Agent, as fully binding on such Stockholder, without any obligation to notify or make inquiries with respect to any Stockholder. Unless and until the Escrow Agent receives a certificate setting forth the name of a successor Agent, the Escrow Agent may assume without inquiry that no successor Agent has been appointed by the Stockholders. THE STOCKHOLDERS, AND EACH OF THEM INDIVIDUALLY, AGREE THAT SERVICE OF PROCESS UPON THE AGENT IN ANY PROCEEDING ARISING UNDER OR PERTAINING TO THIS AGREEMENT OR THE TRANSACTIONAL AGREEMENTS SHALL BE DEEMED TO BE VALID SERVICE OF PROCESS UPON EACH OF THE STOCKHOLDERS AND ANY CLAIM BY PURCHASER AGAINST THE STOCKHOLDERS, OR ANY OF THEM, IN RESPECT TO THIS AGREEMENT OR THE TRANSACTIONAL AGREEMENTS, MAY BE ASSERTED AGAINST AND SETTLED ON BEHALF OF ANY OF THEM BY THE AGENT.

         7.7 LIABILITY OF THE AGENT; RIGHT OF CONTRIBUTION. Nothing contained herein shall be deemed to make the Agent liable to the Stockholders because of service in his capacity as Agent and attorney-in-fact. The Stockholders agree not to institute any Proceeding against the Agent in connection with the performance of his duties under the Agreements, including; without limitation, the negotiation of the terms of the Exchange Agreement. The Agent shall not incur any liability to the Stockholders for losses, damages, liabilities or expenses, except for fraud and his own willful misconduct, and shall not receive any remuneration for acting in such capacity. The Stockholders shall severally indemnify, protect and hold harmless the Agent against any and all loss, liability or expense as and when incurred without gross negligence, bad faith, fraud or willful misconduct on the part of the Agent that arises out of or in connection with the acceptance or administration of the Agent's duties hereunder or pursuant to the Exchange Agreement or of any breach by the Stockholders of this Agreement or the Transactional Agreements. In the event a Proceeding is instituted against the Agent by a third party, the Agent shall have a right of contribution against the Stockholders pro rata for any and all loss, liability, damage or expense.

         8. FEES AND EXPENSES. Purchaser shall pay to the Escrow Agent reasonable compensation for its normal services hereunder in accordance with the fee schedule attached hereto as EXHIBIT E (which may be subject to change on an annual basis) and shall reimburse the Escrow Agent hereunder for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

         9. RESIGNATION; REMOVAL; SUCCESSOR.

         9.1 The Escrow Agent may resign as escrow agent under this Agreement and thereby become discharged from the obligations hereby created, by notice in writing given to Purchaser and the Agent not less than 30 days before such resignation is to take effect.

         9.2 The Escrow Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Escrow Agent and signed by Purchaser and the Agent.

         9.3 If at any time hereafter the Escrow Agent shall give notice of its resignation pursuant to Section 9.1 above, shall be removed pursuant to Section
9.2 above, or shall be dissolved or otherwise become incapable of acting, or the position of the Escrow Agent shall become vacant for any other reason, Purchaser and the Agent shall promptly appoint a mutually acceptable successor Escrow Agent. Upon such appointment such successor shall execute, acknowledge and deliver to its predecessor, and also to Purchaser and the Agent an instrument in writing accepting such appointment hereunder and agreeing to be bound by the terms and provisions of this Agreement. Thereupon such successor Escrow Agent, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of its predecessor and such predecessor Escrow Agent shall promptly deliver the funds in the Indemnity Escrow Account to such successor pursuant to written instructions from Purchaser or the Agent. If a successor Escrow Agent is not appointed, the Escrow Agent may apply to a court of competent jurisdiction to appoint one.

         9.4 In the event the Escrow Agent is merged or consolidated with any other entity, and as a result thereof the Escrow Agent ceases to exist as a separate entity, or the Escrow Agent sells substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to another entity, then such surviving entity, without any further act shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of the Escrow Agent.

         9.5 The Escrow Agent bears exclusive risk of loss, theft or damage with respect to the Escrow Shares in its possession.

         10. NOTICES. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties); provided, that, in each such instance if such notice or communication is received after 5:00 p.m. local time, it shall constitute delivery the next Business Day:

         if to Purchaser or Alteon:


                           Nortel Networks Corporation
                           8200 Dixie Road, Suite 100
                           Brampton, Ontario
                           Canada
                           Attention:  Corporate Secretary
                           Facsimile:  (905) 863--8386


         with a copy to:

                           Nortel Networks Corporation
                           8200 Dixie Road, Suite 100
                           Brampton, ON, Canada L6T 5P6
                           Facsimile: (905) 863-8261
                           Attention:  Khush Dadyburjor

         with a copy to:

                           Gibson, Dunn & Crutcher LLP

                           1530 Page Mill Road
                           Palo Alto, California 94304
                           Facsimile:  (650) 849-5333
                           Attention:  Lawrence Calof.
                           (which shall not constitute notice)


         if to the Stockholders:

                           Candlestick Networks, Inc.
                           c/o Pravat Mishra
                           70 Las Colinas Lane
                           San Jose, CA 95119
                           Telephone: (408) 284-4109
                           Facsimile: (408) 284-4101

         if to the Agent:

                           Pravat Mishra, as Agent of the Stockholders
                           c/o Candlestick Networks, Inc.
                           70 Las Colinas Lane
                           San Jose, CA 94560
                           Telephone: (408) 284-4109
                           Facsimile: (408) 284-4101

         with a copy to:

                           Gregory L. Beattie, Esq.
                           Bay Venture Counsel, LLP
                           Lake Merritt Plaza Building
                           1999 Harrison Street, Suite 1:300
                           Oakland, CA 94612
                           Telephone: (510) 273-8750
                           Facsimile: (510) 834-7440
                           (which shall not constitute notice)

         if to the Escrow Agent:

                           [U.S. Bank Trust National Association
                           1 California Street
                           San Francisco, CA 94111
                           Attention: _______________
                           Telephone: (415) ___________
                           Facsimile: (415) 273-4590]

         Any notice to the Escrow Agent shall be effective only upon receipt. If any notice or document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume that such other person received such notice or document on the date on which the Escrow Agent received it, but the Escrow Agent need not require into or confirm such receipt.

         11. COUNTERPARTS; FACSIMILE. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed by facsimile, with such facsimile copy to serve as conclusive evidence of the consent and ratification of the matters contained herein by the parties hereto.

         12. SECTION HEADINGS; CONSTRUCTION. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

         13. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon the parties and their respective successors and assigns. This Agreement shall inure to the benefit of the parties and the other Indemnitees and their respective successors and assigns. Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, in connection with an Acquisition without obtaining the consent or approval of any other party hereto or of any other Person. Other than in connection with an Acquisition, Purchaser may not assign any of its rights under this Agreement without the prior written consent of Agent, which consent shall not be unreasonably withheld.

         14. REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative. Each Stockholder agrees that in the event of any Breach or threatened Breach by a party of any covenant, obligation or other provision set forth in this Agreement, Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such Breach or threatened Breach.

         15. WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement; and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         16. EXCLUSIVE AGREEMENT; MODIFICATION; SEVERABILITY. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the parties hereto. In the event of a conflict between this Agreement and the Exchange Agreement, the terms of the Exchange Agreement shall govern. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         17. GOVERNING LAW; VENUE. This Agreement shall be governed by the internal laws of the State of California, without regard to conflicts of law principles. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each Stockholder agrees that, if any Proceeding is commenced against any Indemnitee by any

Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against such Stockholder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto. THE STOCKHOLDERS IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

         18. FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing the Exchange.

         19. ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         20. TAX REPORTING INFORMATION AND CERTIFICATION OF TAX IDENTIFICATION NUMBERS.

         20.1 The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Stock or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Stockholders in accordance with their percentage interests in the Escrow Fund set forth in Exhibit D.

         20.2 Purchaser and each of the Stockholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Escrow Agreement.

         The Parties hereto have caused this Agreement to be executed and delivered as of May __, 2001.

"PURCHASER":                   NORTEL NETWORKS CORPORATION

                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------

                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------

"ALTEON":                      ALTEON WEBSYSTEMS, INC.


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------



                                 Signature Page
                                Escrow Agreement

         The Parties hereto have caused this Agreement to be executed and delivered as of May __, 2001.

                                 STOCKHOLDERS:



                                 -----------------------------------------------
                                       Pravat Mishra




                                 -----------------------------------------------
                                      [Andrew Davis]





                                 -----------------------------------------------
                                       Simon Milner





                                 -----------------------------------------------
                                       Shailesh Maskai





                                 -----------------------------------------------
                                       Eugene Opsansnick




                                 -----------------------------------------------
                                       Sandeep Shyamsukha




                                 -----------------------------------------------
                                       James C. Wilson





                                 -----------------------------------------------
                                       David C. Koch





                                 -----------------------------------------------
                                       Margaret Baran





                                 -----------------------------------------------
                                       Jason C. Kees

                                 -----------------------------------------------
                                     Prasanna Pendse




                                 -----------------------------------------------
                                     Jeffrey Lo



                                 -----------------------------------------------
                                     Yatin Tamesh Acharya


               [ADD ANY OTHER STOCKHOLDERS AS OF THE CLOSING DATE]

                                    EXHIBIT E

                              CERTIFICATE OF MERGER

                                       OF

                           CANDLESTICK NETWORKS, INC.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                             ALTEON WEBSYSTEMS, INC.
                            (A DELAWARE CORPORATION)
                        UNDER SECTION 251 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

         The undersigned corporation, Alteon Websystems, Inc., hereby certifies that:

         FIRST: The name and state of incorporation of each of the constituent corporations is: Candlestick Networks, Inc., a Delaware corporation (the "Disappearing Corporation"), and Alteon Websystems, Inc., a Delaware corporation (the "Surviving Corporation").

         SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation is Alteon Websystems, Inc.

         FOURTH: Upon the effectiveness of the merger, the Certificate of Incorporation of the Surviving Corporation immediately prior to the merger shall continue to be its Certificate of Incorporation.

         FIFTH: The officers and directors of the Surviving Corporation immediately prior to the merger shall be the officers and directors of the Surviving Corporation after the merger, until changed in accordance with the Bylaws and applicable law.

         SIXTH: The executed agreement of merger is on file at the principal place of business of the Surviving Corporation at [ADDRESS].

         SEVENTH: A copy of the agreement of merger will be furnished by the Surviving Corporation on request and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

         IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of Alteon Websystems, Inc. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.

         DATED: _______ __, 2001

                                      ALTEON WEBSYSTEMS, INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT F

                   FORM OF OPINION OF BAY VENTURE COUNSEL, LLP

         Matters to be Covered by Opinion of Legal Counsel to the Seller

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct the business now being conducted by it.

         2. The Company is duly qualified to do business as a foreign corporation in California.

         3. The Company has the requisite corporate power and authority to enter into, execute, deliver and perform its obligations under each of the Transaction Agreements. The Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by authorized officers of the Company and constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with each of their respective terms.

         4. The authorized capital of the Company will, upon filing of the Restated Certificate and immediately prior to the Closing, consist as follows:

         (a) Preferred Stock. 1,000,000 shares of Preferred Stock (the "Preferred Stock"), all of which have been designated Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Closing.

         (b) Common Stock. 11,000,000 shares of Common Stock, of which 5,348,721 shares are issued and outstanding immediately prior to the Closing. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and, to our knowledge, are fully paid and nonassessable.

         (c) Rights to Acquire Stock. Except for (i) the conversion privileges of the Series A Preferred Stock, (ii) the first offer rights set forth in
Section 4 of the Investor Rights Agreement by and between the Company and Purchaser dated September 6, 2000, (iii) 5,177,779 shares of Common Stock reserved by the Company for future issuance to employees, consultants, officers and directors of the Company, of which 5,003,335 shares are issuable under outstanding stock options (526,500 of which have been excercised for restricted stock), and (iv) the Purchaser's right to acquire and the Company's right to sell all of the Company's outstanding securities described more fully in pursuant to the Exchange Agreement, there are, to our knowledge, no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

         5. To our knowledge, there are no material actions, suits, proceedings or investigations pending against the Company before any court or governmental agency that (i) questions the validity of the Transaction Agreements or the right of the Company to enter into the Transaction Agreements or (ii) if determined adversely, would result, either individually or collectively, in any material adverse change in the business and financial condition of the Company, or in any material impairment of the right or ability of the Company to carry on its business as now conducted.

         6. The execution, delivery and performance of the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will (a) comply with the Certificate of Incorporation; (b) not conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of the Company; (c) not result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets are bound and which is listed on Exhibit A to the Officer's Certificate attached hereto as being material to the business of the Company; and (d) not violate any United States federal or State of California law, statute, rule or regulation or any provision of the Delaware General Corporation Law, or any order, writ, injunction or decree known to us, applicable to the Company or any of its properties or assets.

         7. No filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by the Company of the Merger Agreement or the consummation by the Company of the transactions contemplated thereby, except (a) for such filings, notifications, permits, authorizations, consent or approvals as have already been made, given or obtained and (b) for filing of the Certificate of Merger in accordance with the Delaware General Corporation Law. Upon filing of the Certificate of Merger with the Delaware Secretary of State, the Merger will be effective in Delaware.

                                    EXHIBIT G

                                 FORM OF RELEASE

                      MUTUAL AND GENERAL RELEASE AGREEMENT

         This Mutual and General Release Agreement (the "Release Agreement") is made and entered into on this __ day of ____, 2001, by and among NORTEL NETWORKS CORPORATION, a Canadian corporation ("Purchaser"), ALTEON WEBSYSTEMS, INC.., a Delaware corporation ("Alteon") and each stockholder identified in SCHEDULE 1 (the "Stockholders"), and is based upon the following circumstances:

                                    RECITALS

         G. WHEREAS, on ________ ___, 2001 Purchaser, Candlestick Networks, Inc., a Delaware corporation (the "Seller), Alteon and the Stockholders entered into an Amended and Restated Exchange Agreement and Plan of Reorganization (the "Restated Exchange Agreement"), pursuant to which Seller will merge with and into Alteon (the "Merger") and Alteon will continue as the surviving corporation and a wholly-owned subsidiary of Purchaser.

         H. WHEREAS, pursuant to the terms of the Restated Exchange Agreement, certain of the parties will enter into the Transactional Agreements, as such term is defined in the Restated Exchange Agreement.

         I. WHEREAS, on September 6, 2000, the Seller and Alteon entered into an exchange agreement (the "Prior Exchange Agreement") and the other Alteon Transactional Agreements (as defined in the Restated Exchange Agreement) largely providing for the matters now contemplated in the Restated Exchange Agreement and the Transactional Agreements.

         J. WHEREAS, on October 5, 2000, pursuant to the Agreement and Plan of Merger and Reorganization between Alteon, Darius Corp. and the Purchaser dated July 28, 2000, the Purchaser acquired all of the issued and outstanding capital of Alteon and, consequently, became the successor and assign of Alteon in accordance with Section 10.12 of the Exchange Agreement.

         K. WHEREAS, the parties desire that the Restated Exchange Agreement and the Transactional Agreements entered into in connection therewith amend and supersede the Prior Exchange Agreement and all of the other Alteon Transactional Agreements and upon consummation of the Merger, each party desires to release the other parties of any claims, obligations or liability under the Alteon Transactional Agreements;

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, Purchaser, Seller and the Stockholders, and each of them, agree as follows:

                                    AGREEMENT

         1. Releases.

            (a) Release By Stockholders. Effective as of the Effective Time (as defined in the Restated Exchange Agreement), each of the Stockholders, on behalf of itself and its officers, directors, employees and shareholders (the "Stockholder Releasors"), forever releases and discharges Purchaser and Alteon, and each of their officers, directors, employees, predecessors, successors, affiliates, parents, subsidiaries, servants, agents, attorneys, accountants, partners, insurers, intended beneficiaries, heirs, and assigns, and all persons or entities acting in concert with any of them, of and from any and all claims, demands, damages, debts, liabilities, contractual obligations, accounts, costs, attorneys' fees, expenses, liens, actions, causes of action, suits and losses of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, which any of them now has, owns or holds, or at any time before ever had, owned or held, or could, shall, or may hereafter have, own or hold, by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, including but not limited to the obligations and claims arising under the Prior Exchange Agreement and the Alteon Transactional Agreements. This Release, however, does not extend to any rights or remedies which the Stockholder Releasors have or that arise under either the Restated Exchange Agreement or the Transactional Agreements or the transactions contemplated thereby.

            (b) Release by Alteon. Effective as of the Effective Time, Alteon, on behalf of itself and its officers, directors, employees and shareholders (the "Purchaser Releasors"), forever releases and discharges the Stockholders, and each of their officers, directors, employees, predecessors, successors, servants, agents, attorneys, accountants, partners, intended beneficiaries, heirs, and assigns, and all persons or entities acting in concert with any of them, of and from any and all claims, demands, damages, debts, liabilities, contractual obligations, accounts, costs, attorneys' fees, expenses, liens, actions, causes of action, suits and losses of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, which any of them now has, owns or holds, or at any time before ever had, owned or held, or could, shall, or may hereafter have, own or hold, by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, including but not limited to the obligations and claims arising under the Prior Exchange Agreement and the Alteon Transactional Agreements. This Release, however, does not extend to any rights or remedies which the Purchaser Releasors have or that arise under either the Restated Exchange Agreement or the Transactional Agreements or the transactions contemplated thereby.

            (c) Waiver of Civil Code Section 1542. It is understood and agreed that, except as specifically provided herein, this is a full and final mutual release covering all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages which may have arisen, or may arise from any act or omission prior to the date of execution of this Agreement by all parties. Each party acknowledges that the facts or law may be other than they presently understand, and assumes unto itself the risk of such unknown or unexpected facts or law. The parties expressly waive any and all rights or benefits which they may now have or in the future may have, including under the terms of Section 1542 of the California Civil Code, which provides as follows:

                        Section 1542. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         2. No Prior Assignment. Each of the Purchaser, Alteon and the Stockholders, on behalf of itself and its respective releasors, represents that it has not heretofore assigned or transferred, or purported to have assigned or transferred, to any person or entity, any claim or any portion thereof, or any interest therein, and agrees to indemnify, defend and hold the respective releasees harmless from and against any and all claims, based on or arising out of any such assignment or transfer, or purported assignment or transfer of any claims or any portion thereof or interest therein.

         3. No Admission of Liability. Nothing contained herein shall be construed as an admission of wrongdoing or liability by any party hereto.

         4. Covenants Not to Sue. Except with respect to rights specifically reserved under Sections 1(a), 1(b) and 1(c) hereof, at no time subsequent to the execution of this Agreement will any party file or maintain, or cause or knowingly permit the filing or maintenance, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, he may now have, has ever had, or may in the future have against any of the other parties or their respective Releasees which is based in whole or in part on any events up to the date of this Agreement arising out of the negotiation, execution and termination of the Prior Exchange Agreement or the Alteon Transactional Agreements. Each of the parties agrees that it will not voluntarily cooperate in any such charge, claim or action brought against any of the other parties or their respective Releasees.

         5. Representation by Counsel. The parties hereto represent that they were represented by counsel of their own choosing and/or had the opportunity to be represented by counsel of their choosing in the negotiations for and preparation of this Agreement, that they have read this Agreement, that they are fully aware of its contents and of its legal effect, including the effect of disclosure, and that they freely and voluntarily enter into it.

         6. California Law. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of California, excluding conflicts of law principles.

         7. Severability. If any provision of this Agreement is determined to be invalid or unenforceable all of the other provisions shall remain valid and enforceable notwithstanding, unless the provision found to be unenforceable, including but not limited to the Releases set forth herein, is of such material effect that the Agreement cannot be performed in accordance with the intent of the parties in the absence thereof.

         8. Amendment. This Agreement shall not be altered, amended or modified except in a writing signed by each of the parties or their legal representatives.

         9. Authority of Signatories. Each of the parties to this Agreement represents and warrants that they have the sole right and exclusive authority to execute this Agreement and receive the consideration specified in it. Each of the undersigned represents and warrants that he, she or it is fully authorized to signed this Agreement on his, her or its behalf.

         10. Counterparts. This Agreement may be executed in multiple counterparts, and a copy of this Agreement shall have the same force and effect as the original; provided, however, that the Agreement shall not become binding upon nay of the Settling Parties unless and until the Agreement is executed by all of the parties.

         11. Effect of Headings. The headings in this Agreement are for convenience only. They in no way limit, alter or affect the meaning of the Agreement.

         12. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to the matters referred to herein. No other representations, covenants, undertakings or other prior or contemporaneous agreements, oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind any of the parties. The parties, and each of them, acknowledge that they have not entered into this Agreement or executed this release in reliance on any such promise, representation or warranty.

              (The rest of this page is intentionally left blank.)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"PURCHASER":                       NORTEL NETWORKS CORPORATION

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

"ALTEON":                          ALTEON WEBSYSTEMS, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed to be executed and delivered as of the date first above written.

                                  FOUNDERS

                                  ----------------------------------------------
                                  Pravat Mishra

                                  ----------------------------------------------
                                  Andrew Davis

                                  ----------------------------------------------
                                  Simon Milner

                                  ----------------------------------------------
                                  Shailesh Maskai

                                  ----------------------------------------------
                                  Eugene Opsansnick

                                  ----------------------------------------------
                                  Sandeep Shyamsukha

                                    EXHIBIT H

                  FORM OF OPINION OF GIBSON DUNN & CRUTCHER LLP

       Matters to be Covered by Opinion of Legal Counsel to Purchaser and
                                 AcquisitionCo

               (i) Purchaser is duly organized, validly existing and in good standing under the laws of Canada, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. AcquisitionCo is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

               (ii) Each of Purchaser and AcquisitionCo has all necessary corporate power and authority to execute and deliver the Amended and Restated Exchange Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

               (iii) The execution and delivery of the Amended and Restated Exchange Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Boards of Directors of Purchaser and AcquisitionCo and by Purchaser as the sole stockholder of AcquisitionCo, and no other corporate proceedings on the part of Purchaser or AcquisitionCo are necessary to authorize the Amended and Restated Exchange Agreement or to consummate the transactions contemplated thereby.

               (iv) The Amended and Restated Exchange Agreement has been duly and validly executed and delivered by Purchaser and AcquisitionCo and constitutes a valid, legal and binding agreement of Purchaser and AcquisitionCo, enforceable against Purchaser and AcquisitionCo in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

               (v) No filing with or notice to, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Purchaser and AcquisitionCo of the Amended and Restated Exchange Agreement or the consummation by Purchaser or AcquisitionCo of the transactions contemplated thereby, except for (a) such filings, notices, permits, authorizations, consents and approvals as have already been made, given or obtained and (b) the filing of the Certificate of Merger in accordance with the Delaware General Corporation Law. Upon filing and recordation of the Certificate of Merger with the Delaware Secretary of State, the Merger will be effective in Delaware.

               (vi) To our knowledge, there are no actions, proceedings or investigations pending or overtly threatened against Purchaser before any court or administrative agency that question the validity of the Amended and Restated Exchange Agreement.

               (vii) The Purchaser Common Stock, when issued and delivered in accordance with the terms of the Amended and Restated Exchange Agreement, will be duly and validly authorized and issued, fully paid and nonassessable.

               The opinions will be subject to customary assumptions and qualifications.

                                    EXHIBIT I

                            FORM OF AFFILIATE LETTER




                               _________ __, 2001

Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton, ON, Canada
L6T 5P6

Attention: Corporate Secretary

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Candlestick Networks, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Amended and Restated Exchange Agreement and Plan of Reorganization, dated as of ______ __, 2001 (the "Exchange Agreement"), between Nortel Networks Corporation, a Canadian corporation ("Purchaser"), Alteon Websystems, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser ("Alteon"), and the Company, the Company will be merged with and into the Alteon (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Exchange Agreement.

         As a result of the Merger, I may receive common shares of Purchaser (the "Purchaser Shares") in exchange for shares of Common Stock of the Company owned by me or purchasable upon exercise of stock options held by me.

         1. I represent, warrant and covenant to Purchaser that in the event I receive any Purchaser Shares as a result of the Merger:

            A. I shall not make any sale, transfer or other disposition of the Purchaser Shares in violation of the Act or the Rules and Regulations.

            B. I have carefully read this letter and the Exchange Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Purchaser Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

            C. I have been advised that the issuance of the Purchaser Shares to me pursuant to the Merger were issued to me pursuant to an exemption from the registration requirements of the Act in accordance with Section 3(a)(10) of the Act. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Purchaser Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Purchaser Shares issued to me in the Merger unless:

                        (i) in the opinion of counsel reasonably satisfactory to
            Purchaser, such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act,

                        (ii) such sale, transfer or other disposition has been
            registered under the Act, or

                        (iii) in the opinion of counsel reasonably acceptable to
            Purchaser, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

            D. I understand that Purchaser is under no obligation to register the sale, transfer or other disposition of the Purchaser Shares by me or on my behalf under the Act or, except as provided in paragraph 2.A below, to take any other action necessary in order to make compliance with an exemption from such registration available.

            E. I understand that Purchaser will issue stop transfer instructions to its transfer agent with respect to the shares of Purchaser Shares and that a restrictive legend will be placed on the certificates delivered to me evidencing the Purchaser Shares in substantially the following form:

                        "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or other disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom."

            F. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         2. By Purchaser's acceptance of this letter, Purchaser hereby agrees with me as follows:

            A. For so long as and to the extent necessary to permit me to sell the Purchaser Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Purchaser shall use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities the 12 months preceding any proposed sale of the Purchaser Shares by me under Rule 145. Purchaser has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

            B. It is understood and agreed that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if:

                        (i) one year shall have elapsed from the date the
            undersigned acquired the Purchaser Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned,

                        (ii) two years shall have elapsed from the date the
            undersigned acquired the Purchaser Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned or

                        (iii) Purchaser has received either an opinion of
            counsel, which opinion and counsel shall be reasonably satisfactory to Purchaser, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                      Very truly yours,


                                      ------------------------------------------
                                      Name:

Agreed and accepted this ___day
of _________, 2001, by

NORTEL NETWORKS CORPORATION


By:
   ----------------------------------------------
   Name:
   Title:

================================================================================



                     AMENDED AND RESTATED EXCHANGE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

                                     among:

                          NORTEL NETWORKS CORPORATION,
                             a Canadian corporation;

                                       and

                 ALTEON WEBSYSTEMS, INC., a Delaware corporation

                                       and

                            CANDLESTICK NETWORKS, INC
                             a Delaware corporation

                                       and

                  Pravat Mishra, Simon Milner, Shailesh Maskai,
                    Eugene Opsansnick and Sandeep Shyamsukha

                            Dated as of May 11, 2001

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   DESCRIPTION OF TRANSACTION...............................................2

     1.1      Merger..........................................................2

     1.2      Intentionally Omitted...........................................2

     1.3      Effect of the Exchange..........................................2

     1.4      Additional Actions..............................................3

     1.5      Exchange Ratio..................................................3

     1.6      Closing.........................................................3

     1.7      Intentionally Omitted...........................................3

     1.8      Conversion of Shares............................................4

     1.9      Employee Stock Options..........................................5

     1.10     Escrow..........................................................6

     1.11     Exchange of Certificates........................................6

     1.12     Intentionally Omitted...........................................8

     1.13     Tax Treatment...................................................8

     1.14     Directors and Officers..........................................8

     1.15     Articles of Incorporation and Bylaws............................8

     1.16     Dissenters' Rights..............................................8

2.   REPRESENTATIONS AND WARRANTIES OF SELLER AND FOUNDERS....................9

     2.1      Due Organization; No Subsidiaries; Etc..........................9

     2.2      Certificate of Incorporation and Bylaws; Records................9

     2.3      Capitalization, Etc............................................10

     2.4      Financial Statements...........................................12

     2.5      Title to Assets................................................12

     2.6      Equipment......................................................12

     2.7      Real Property..................................................12

     2.8      Proprietary Assets.............................................12

     2.9      Contracts......................................................13

     2.10     Liabilities....................................................14

     2.11     Compliance With Legal Requirements.............................14

     2.12     Governmental Authorizations....................................15

     2.13     Tax Matters....................................................15



                                   i.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

     2.14     Employee and Labor Matters.....................................16

     2.15     Benefit Plans; ERISA...........................................17

     2.16     Environmental Matters..........................................18

     2.17     Insurance......................................................18

     2.18     Related Party Transactions.....................................19

     2.19     Certain Payments, Etc..........................................19

     2.20     Proceedings; Orders............................................20

     2.21     Authority; Binding Nature of Agreements........................20

     2.22     Non-Contravention; Consents....................................21

     2.23     No Brokers.....................................................21

     2.24     Tax Treatment..................................................22

     2.25     Full Disclosure................................................22

2.A  REPRESENTATIONS AND WARRANTIES OF FOUNDERS..............................22

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ALTEON..................23

     3.1      Acquisition of Shares..........................................23

     3.2      Authority; Binding Nature of Agreement.........................23

     3.3      Brokers........................................................23

     3.4      Valid Issuance.................................................24

     3.5      Due Organization...............................................24

     3.6      SEC Documents..................................................24

     3.7      Tax Treatment..................................................24

4.   PRE-CLOSING COVENANTS OF SELLER AND FOUNDERS............................24

     4.1      Access and Investigation.......................................24

     4.2      Operation of Business..........................................25

     4.3      Filings and Consents...........................................27

     4.4      Notification; Updates to Disclosure Schedule...................27

     4.5      Payment of Indebtedness by Related Parties.....................28

     4.6      Best Efforts...................................................28

     4.7      Confidentiality................................................28

     4.8      Audited Financial Statements...................................28

     4.9      Stockholder Approval...........................................28

     4.10     Assumed Options Permitted under Option Plan....................29


                                      ii.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

     4.11     Exemption from Golden Parachute Treatment......................29

     4.12     Employee Stockholder Agreements................................29

     4.13     Affiliates.....................................................29

     4.14     Seller Compensation and Benefit Plans..........................29

5.   PRE-CLOSING COVENANTS OF PURCHASER......................................29

     5.1      Best Efforts...................................................29

     5.2      Confidentiality................................................29

     5.3      Qualification of Shares Issuable in Merger.....................30

     5.4      Registration Statement.........................................30

     5.5      Stock Exchange Listings........................................32

6.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.................32

     6.1      Accuracy of Representations....................................32

     6.2      Performance of Obligations.....................................32

     6.3      Consents.......................................................33

     6.4      Additional Documents...........................................33

     6.5      No Proceedings.................................................34

     6.6      No Claim Regarding Stock Ownership or Sale Proceeds............34

     6.7      No Prohibition.................................................34

     6.8      Intentionally Omitted..........................................34

     6.9      Stockholder Vote...............................................34

     6.10     Registration Exemption.........................................35

     6.11.    Dissenting Shares..............................................35

7.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE....................35

     7.1      Accuracy of Representations....................................35

     7.2      Purchaser's Performance........................................35

     7.3      No Injunction..................................................35

     7.4      No Proceedings.................................................35

     7.5      Seller shall have received:....................................35

     7.6      SEC Filings....................................................36

8.   TERMINATION.............................................................36

     8.1      Termination Events.............................................36

     8.2      Termination Procedures.........................................37



                                      iii.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

     8.3      Effect of Termination..........................................37

     8.4      Nonexclusivity of Termination Rights...........................37

9.   INDEMNIFICATION, ETC....................................................37

     9.1      Survival of Representations and Covenants......................37

     9.2      Indemnification by Escrow Stockholders.........................38

     9.3      Threshold......................................................39

     9.4      Right to Require Cure of Breach................................39

     9.5      No Contribution................................................39

     9.6      Limitations; Exclusive Remedy..................................40

     9.7      Defense of Third Party Claims..................................40

     9.8      Exercise of Remedies by Indemnitees Other Than Purchaser.......41

10.  MISCELLANEOUS PROVISIONS................................................41

     10.1     Several Liability..............................................41

     10.2     Intentionally Omitted..........................................41

     10.3     Fees and Expenses..............................................41

     10.4     Attorneys' Fees................................................42

     10.5     Notices........................................................42

     10.6     Publicity......................................................44

     10.7     No Hire........................................................44

     10.8     Time of the Essence............................................44

     10.9     Headings.......................................................44

     10.10    Counterparts...................................................44

     10.11    Governing Law; Venue...........................................44

     10.12    Successors and Assigns; Assignment.............................45

     10.13    Remedies Cumulative; Specific Performance......................46

     10.14    Waiver.........................................................46

     10.15    Amendments.....................................................46

     10.16    Severability...................................................46

     10.17    Parties in Interest............................................47

     10.18    Entire Agreement...............................................47

     10.19    Construction...................................................47

     10.20    Effect on Alteon Transactional Agreements......................47




                                      iv.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    EXHIBITS

Exhibit A:        Certain Definitions

Exhibit B:        Form of Stockholder/Non-Competition Agreement

Exhibits C:       Forms of Employee Stockholder Agreement

Exhibit D:        Form of Escrow Agreement

Exhibit E:        Form of Certificate of Merger

Exhibit F:        Form of Opinion of Bay Venture Counsel LLP

Exhibit G:        Form of Release

Exhibit H:        Form of Opinion of Gibson, Dunn & Crutcher LLP

Exhibit I:        Form of Affiliate Letter



                                       v.